                                                                   EXHIBIT 99.1

           LOAN AGREEMENT, dated as of May 26, 2000, between HAWAIIAN AIRLINES, INC., a Hawaiian corporation (the "BORROWER"), and KREDITANSTALT FUR WIEDERAUFBAU (the "LENDER").

           IT IS HEREBY AGREED as follows:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

           1.1 DEFINITIONS. In this Agreement, unless the context requires another meaning:

           "ADVANCE PAYMENT" means, for any Advance Payment Date for any Aircraft, the advance payment payable by the Borrower to the Manufacturer pursuant to the Purchase Agreement.

           "ADVANCE PAYMENT BASE PRICE" means, for any Aircraft, the Advance Payment Base Price for such Aircraft set forth in the Delivery Schedule.

           "ADVANCE PAYMENT DATE" means, for any Aircraft, the date that is the third Business Day of the 18th, 12th or 6th month prior to the scheduled delivery month of such Aircraft, as set forth in the Delivery Schedule, except that Advance Payment Dates in the month of May, 2000 will fall on the 31st.

           "AIRCRAFT" means all or any of the 13 Boeing Model 717-22A aircraft, each equipped with BR 715 A1-30 engines, to be manufactured by the Manufacturer and sold to the Borrower pursuant to the Purchase Agreement on a firm basis.

           "APPLICABLE LAW" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

           "ASSIGNEE" has the meaning specified in Section 7.8.

           "ASSIGNMENT AGREEMENT" means an Assignment Agreement, in substantially the form of Exhibit E, providing for the assignment by the Lender of all or part of its rights under this Agreement pursuant to Section 7.8.

           "AVIATION ACT" means the Federal Aviation Act of 1958, as repealed and restated in subtitle VII of Title 49 of the United States Code.

           "BORROWER" means Hawaiian Airlines, Inc., a Hawaiian corporation.

           "BORROWER DEFAULT" means any condition or event that constitutes a Borrower Event of Default or that with the giving of notice, lapse of time, determination of materiality or fulfilment of condition (or any combination of the foregoing) would, unless cured or waived, become a Borrower Event of Default.

           "BORROWER EVENT OF DEFAULT" means any Event of Default other than an Event of Default specified in Section 6.1(k) or 6.1(l).

           "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, London, England or Frankfurt am Main, Germany are closed for business.

           "CODE" means the Internal Revenue Code of 1986.

           "COMMITMENT" means the commitment of the Lender to make Loans up to an initial amount of $___________, as such amount may be reduced from time to time pursuant to Section 2.6.

           "COMMITMENT COMMISSION" means the commitment commission payable by the Borrower to the Lender under Section 2.6(a).

           "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

           "CONSENT" means Letter Agreement No. 1-1005-JSW-1319 among the Manufacturer, the Guarantor and the Borrower.

           "DEFAULT" means any condition or event that constitutes an Event of Default or that with the giving of notice, lapse of time, determination of materiality or fulfilment of condition (or any combination of the foregoing) would, unless cured or waived, become an Event of Default.

           "DELIVERY SCHEDULE" means the schedule agreed to by the Borrower and the Manufacturer listing the scheduled delivery month for each Aircraft, as such schedule may be amended or supplemented from time to time pursuant to Section
2.7. A copy of the Delivery Schedule, as in effect as of the date hereof, is attached as Schedule I.

           "ERISA" means the Employee Retirement Income Security Act of 1974.

           "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934.

           "FEE PAYMENT DATE" means the third Business Day of each calendar month.

           "FINAL MATURITY DATE" means the earlier of (a) the date the last Aircraft is delivered to the Borrower under the Purchase Agreement and (b) December 31, 2002, or such later date as the Lender, in its sole discretion, has agreed in writing at the request of the Borrower.

           "FINANCED ADVANCE PAYMENT" means that portion of an Advance Payment that is to be financed by a Loan under this Agreement, as set forth in the Delivery Schedule.

           "FORMER PLAN" means any employee benefit plan which at any time within the last six years has been maintained, or contributed to, by any person which was at such time a Commonly Controlled Entity for employees of any person which was at such time a Commonly Controlled Entity.

           "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

           "GUARANTOR" means Rolls-Royce Deutschland GmbH, a limited liability company organized under the laws of Germany.

           "GUARANTY" means the Guaranty Agreement, dated on or about May 26, 2000, between the Guarantor and the Lender in respect of the Borrower's obligations under this Agreement.

           "INTEREST PAYMENT DATE" means, for any Loan, the last day of each Interest Period relating to such Loan or, if different, the date such Loan is repaid or prepaid.

           "INTEREST PERIOD" means, for any Loan, a period of one month's duration, or such shorter duration requested by the Borrower and agreed to by the Lender, that begins on the date of such Loan and thereafter, on the last day of the immediately preceding Interest Period, PROVIDED that:

           (a) an Interest Period that would otherwise extend beyond the Scheduled Repayment Date for such Loan or the Final Maturity Date shall end on such Scheduled Repayment Date or the Final Maturity Date, as the case may be; and

           (b) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next following Business Day.

           "INTEREST RATE" means, for any Interest Period, LIBOR for such Interest Period ___________.

           "LENDER" means Kreditanstalt fur Wiederaufbau and each Assignee that becomes a Lender pursuant to Section 7.8.

           "LENDING OFFICE" means, as to the Lender, its office located at its address set forth in Section 7.1 or such other office or affiliate as the Lender may hereafter designate as its Lending Office by notice to the Borrower and the Guarantor.

           "LIBOR" means, for any Interest Period, (i) the rate for deposits in Dollars for a period comparable to such Interest Period which rate appears on Telerate Page 3750 as at 11:00 a.m., London time, two Business Days prior to the date such Interest Period begins, or (ii) if no such rate appears on such Telerate Page 3750, the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates for deposits in Dollars for a period comparable to such Interest Period quoted to the Lender in London by The Chase Manhattan Bank, Citibank, N.A., and Barclays Bank plc at or about 11:00 a.m., London time, two Business Days prior to the date such Interest Period begins.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

           "LOAN" means a loan made by the Lender to the Borrower under Section 2.1, as may be reduced from time to time by prepayment or repayment or reborrowed in accordance with Section 2.1.

           "LOAN LIMIT" means, at any time, the sum of, without duplication:

           (a) an amount equal to ____ of the aggregate Advance Payment Base Price of those Aircraft scheduled to be delivered between (i) the date that is 18 months and (ii) the date that is a day more than 12 months, after such time;

           (b) an amount equal to ____ of the aggregate Advance Payment Base Price of those Aircraft scheduled to be delivered between (i) the date that is 12 months and (ii) the date that is a day more than six months, after such time; and

           (c) an amount equal to _____ of the aggregate Advance Payment Base Price of those Aircraft scheduled to be delivered within six months after such time,

      calculated on the basis of the then current Delivery Schedule.

           "LOAN REQUEST" means an irrevocable written notice by the Borrower requesting the Lender to disburse one or more Loans, substantially in the form of Exhibit B.

           "MANUFACTURER" means McDonnell Douglas Corporation, a Maryland corporation.

           "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the ability of the Borrower to perform any of its obligations under the Transaction Documents or in connection with any transaction contemplated herein or thereby or (b) the validity or enforceability of any of the Transaction Documents.

           "MATERIAL SUBSIDIARY" means, on any date of determination, any Subsidiary of the Borrower that meets either of the following requirements:

                (a) the Subsidiary has any indebtedness, dividend or other obligation in a principal amount not less than $5,000,000 that the Borrower has guaranteed or in effect guaranteed in any manner, whether directly or indirectly; or

                (b) the Subsidiary has assets with a net book value in excess of 5% of the aggregate net book value of all assets of the Borrower and its Subsidiaries at the end of the most recently completed fiscal year of the Borrower, or during that fiscal year, has produced net income exceeding 5% of the consolidated net income of the Borrower and its Subsidiaries for that fiscal year.

           "MULTIEMPLOYER PLAN" means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "NOTE" means a promissory note, substantially in the form of Exhibit
A.

           "OBLIGORS" means the Borrower, the Guarantor, and the Parent Guarantor, and "OBLIGOR" means any of them.

           "OFFICER'S CERTIFICATE" means a certificate signed by the president, a vice president, the secretary, the chief financial officer or the treasurer of the Borrower.

           "PARENT GUARANTEE" means the Guarantee, dated on or about May 26, 2000, given by the Parent Guarantor in favor of the Lender in respect of the Guarantor's obligations under the Guaranty.

           "PARENT GUARANTOR" means Rolls-Royce plc, a company organized under the laws of England.

           "PARTICIPANT" has the meaning specified in Section 7.8(b).

           "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

           "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA other than a Multiemployer Plan.

           "PURCHASE AGREEMENT" means Purchase Agreement No. 2252, dated as of December 31, 1999 (including all exhibits thereto and all letter agreements then or thereafter entered into that by their terms constitute part of such purchase agreement), relating to the sale by the Manufacturer of the Aircraft.

           "REGULATORY CHANGE" has the meaning specified in Section 2.9(b).

           "REIMBURSEMENT AGREEMENT" means the Secured Reimbursement Agreement, dated on or about May 26, 2000, between the Guarantor and the Borrower relating to the Guaranty.

           "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

           "SCHEDULED REPAYMENT DATE" means, for any Loan, the first Business Day of the month immediately following the scheduled delivery month for the Aircraft to which such Loan relates, as indicated on the Delivery Schedule.

           "SECURITIES AND EXCHANGE COMMISSION" means the Securities and Exchange Commission or any other US federal agency at the time administering the Exchange Act.

           "SECURITY AGREEMENT" means the Security Agreement, dated on or about May 26, 2000, between the Guarantor and the Borrower in respect of the Borrower's obligations under the Reimbursement Agreement.

           "SINGLE EMPLOYER PLAN" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

           "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

           "TAXES" shall mean any and all fees (including but not limited to documentation, license and registration fees), taxes (including but not limited to income, franchise, gross receipts, sales, rental, use, value added, turnover, excise, property, user, capital, doing business, transfer and stamp taxes), levies, imposts, licenses, duties, recording charges or fees, assessments or withholdings of any kind or nature whatsoever, including any payments in lieu thereof, together with any penalties, fines, assessments or interest thereon or other additions thereto.

           "TELERATE 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service, or, as determined from time to time by the Lender, such other page as may replace that page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying the London interbank offered rate for Dollar deposits fixed by the British Bankers' Association.

           "TRANSACTION DOCUMENTS" means (i) this Agreement, (ii) the Note,
(iii) the Guaranty, (iv) the Parent Guarantee, (v) the Reimbursement Agreement,
(vi) the Security Agreement, (vii) the Consent and (viii) all other agreements, documents and certificates relating to the Borrower's obligations under this Agreement or the Reimbursement Agreement, or that are required to be delivered hereunder or thereunder; and "TRANSACTION DOCUMENT" means any one of them.

           1.2 INTERPRETATION. In this Agreement, unless the context otherwise requires:

           (a) Headings are for convenience only and do not affect the interpretation of this Agreement.

           (b) Words importing the singular include the plural and vice versa. The word "OR" is not exclusive.

           (c) The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import refer to this Agreement as a whole and not to any particular provision.

           (d) "DOLLARS" and "$" denote the lawful currency of the United
      States.

           (e) Any reference to a Section, party, Exhibit, Annex or Schedule is a reference to that Section of, or that party, Exhibit, Annex or Schedule to this Agreement.

           (f) Any reference to an agreement or document is to such agreement or document as amended, supplemented, replaced, novated or modified in accordance with the terms of such agreement or document, and in accordance with the Transaction Documents.

           (g) Any reference to an act, regulation, code, any Applicable Law, any statutory instrument or any provision of the foregoing shall be construed so as to include such act, regulation, code, Applicable Law, statutory instrument or provision as amended, modified, re-enacted or replaced from time to time.

           (h) References to a Person include that Person's successors and permitted assigns.

           (i) The term "INCLUDING" means "INCLUDING WITHOUT LIMITATION" and any list of examples following such term shall in no way restrict or limit the generality of the word or provision in respect of which such examples are provided.

           (j) "UNITED STATES" refers to the United States of America.

           1.3 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lender.

                                    SECTION 2

                             AGREEMENT FOR THE LOAN

           2.1 THE LOANS. (a) The Lender agrees, from time to time on each Advance Payment Date for each Aircraft but no later than the Final Maturity Date, on the terms and conditions set forth in this Agreement, to make a Loan to the Borrower in an amount equal to the amount of the Financed Advance Payment for such Aircraft required to be made on such Advance Payment Date, PROVIDED, HOWEVER, that the aggregate outstanding principal amount of all Loans shall at no time exceed either (i) the amount of the Commitment or (ii) the Loan Limit, in each case at such time, and PROVIDED FURTHER that once repaid or prepaid, such Loans may be reborrowed upon the terms and conditions of this Agreement.

           (b) DIRECT PAYMENT. Each Loan will be disbursed by the Lender directly to the Manufacturer on behalf of the Borrower, not later than 11:00 a.m., New York time, on the applicable Advance Payment Date for the applicable Aircraft, in immediately available funds, to the account of the Manufacturer at:

           The Chase Manhattan Bank
           New York, NY 10081
           ABA# 021000021
           Account of: The Boeing Company
           Account No.:_____________
           Reference: Hawaiian Airlines Advance Payments

or to such other account of the Manufacturer as may be designated by at least five Business Days' notice in writing given to the Lender in accordance with
Section 7.1, in each case as payment of the Advance Payment for such Aircraft due on such date.

           (c) LOAN REQUEST. Whenever the Borrower desires to borrow one or more Loans hereunder, it shall give the Lender a Loan Request appropriately completed to specify:

           (i)  the amount of the requested Loan or Loans which:

                (A) must be equal to the Financed Advance Payment or Financed Advance Payments for the Aircraft to which such Loan or Loans relate, payable on the proposed disbursement date; and

                (B) together with all other outstanding Loans as at the proposed disbursement date, shall not exceed the Commitment or Loan Limit at such time; and

           (ii) the proposed disbursement date, which:

                (A) shall be a Business Day and an Advance Payment Date for the Aircraft to which the requested Loan or Loans relate;

                (B) shall not fall after the Final Maturity Date; and

                (C) shall be no less than three Business Days from the date of the Loan Request,

and shall have attached thereto a copy of the most recent Delivery Schedule, to the extent there has been a change to the Delivery Schedule previously delivered to the Lender.

           (d) MINIMUM LOAN. No single Loan shall be in an amount less than $50,000.

           2.2 NOTE. (a) The Loans shall be evidenced by a single Note payable to the order of the Lender for the account of its Lending Office in an amount equal to the lesser of (i) the amount of the Commitment and (ii) the aggregate unpaid principal amount of all Loans, with interest thereon as prescribed in
Section 2.3. The Lender is hereby authorized to record the date and amount of each Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Note or on a continuation thereof which shall be attached thereto and made a part thereof.

           (b) The failure of the Lender to make any such recording shall not in any way affect the obligations of the Borrower under this Agreement or under the Note.

           2.3 INTEREST. (a) Each Loan shall bear interest during each Interest Period for that Loan at the Interest Rate for that Interest Period.

           (b) Such interest shall accrue from day to day and is payable in arrears on each Interest Payment Date.

           (c) Any overdue principal of and overdue interest on any Loan or any other overdue amount payable under this Agreement shall bear interest, payable by the

Borrower on demand by the Lender from time to time, for each day from the due date until paid (to the extent permitted by applicable law after as well as before judgment) at a rate per annum equal to ___ above the then applicable Interest Rate or, if higher, LIBOR for such successive periods as the Lender may direct plus ___ per annum, but if the Lender determines that deposits in the currency of the overdue amount are not at the relevant time being made available to it by leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Lender from whatever sources it may select, acting in a commercially reasonable manner.

           2.4 REPAYMENT. (a) The Borrower shall repay each Loan on the earliest of:

           (i)   its Scheduled Repayment Date;

           (ii) the date of actual delivery of the Aircraft to which such Loan relates;

           (iii) the date the order for the Aircraft to which such Loan relates or the whole or any part of the Purchase Agreement with respect to such Aircraft is canceled or terminated;

           (iv) the date on which any agreement between the Borrower and the Guarantor is canceled or terminated, other than due to expiration in the ordinary course or termination by either of them through the exercise of an early termination option that is not based on a default;

           (v) the date seven Business Days after the Manufacturer has terminated its obligation to provide permanent financing for the Aircraft to which such Loan relates; and

           (vi)  the Final Maturity Date.

           (b) If on any date (the "RELEVANT DATE"), the Advance Payment Date for the Advance Payment to which a Loan relates would fall after the relevant date for any reason (including an amendment of the Delivery Schedule pursuant to Section 2.7), the Borrower shall repay such Loan within five Business Days of the relevant date.

           (c) The Borrower will notify the Lender in writing immediately upon receiving notice from the Manufacturer of the actual date of scheduled delivery for each Aircraft under the Purchase Agreement and any change in the delivery date thereafter.

           (d) Subject to Section 2.12, the Borrower may prepay the Loans for any Aircraft in whole upon at least five Business Days' irrevocable prior notice to the Lender. Any such notice of prepayment shall be irrevocable.

           (e) The Borrower shall give the Lender written notice (in reasonable detail) of any circumstances giving rise to the obligation of the Borrower to repay any Loan under Section 2.4(a)(ii), (iii), (iv) or (v) or Section 2.4(b) promptly upon becoming aware thereof.

           (f) All repayments and prepayments under this Agreement shall be made together with accrued interest on the amount repaid or prepaid.

           (g) Notwithstanding any other term hereof, from time to time the Borrower will immediately repay one or more Loans if necessary to insure that at no time will the aggregate outstanding amount of the Loans exceed the amount of the Commitment.

           (h) Any Loan prepaid or repaid may be re-borrowed upon the terms and conditions of this Agreement.

           2.5 MANNER AND TIME OF PAYMENTS. (a) All payments of principal, interest and all other amounts payable hereunder shall be in Dollars in immediately available funds not later than 11:00 a.m., New York time on the date due, at account number __________ at Citibank N.A., 111 Wall Street, 21st Floor, New York, New York, or such other account in the United States as the Lender may designate. Funds received by the Lender after 11:00 a.m., New York time on the date due shall be deemed to have been paid by the Borrower on the next succeeding Business Day. Upon its acceptance of an Assignment Agreement and recording of the information contained therein in the Register pursuant to
Section 7.8(c), from and after the effective date specified in such Assignment Agreement, the Borrower will make all payments hereunder in respect of the interest assigned thereby to the Assignee thereunder and the parties to such Assignment Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

           (b) Except as otherwise provided in this Agreement, whenever any payment to be made hereunder is due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and (if interest is otherwise stated to accrue on such payment) such extension of time shall be included in the computation of the payment of interest hereunder.

           (c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred. Any other amount payable under the Transaction Documents is, except as otherwise provided, payable in Dollars.

           (d) All payments made by the Borrower under the Transaction Documents shall be made without set-off or counterclaim.

           2.6 COMMITMENT COMMISSION, FEES, VOLUNTARY REDUCTIONS OF COMMITMENTS.
(a) The Borrower agrees to pay to the Lender a commitment commission for the period from the date hereof until the Final Maturity Date (or such earlier date as the Commitment shall have been terminated) computed at a rate equal to ____% per annum on the daily average unutilized, uncancelled Commitment. Accrued Commitment Commission shall be due and payable in arrears (i) on each Fee Payment Date and (ii) on the Final Maturity Date or upon such earlier date as the Commitment shall be terminated, and (iii) if any part of the undrawn Commitment is cancelled, on the cancelled amount at the time such cancellation takes effect.

           (b) The Borrower shall have the right, at any time and from time to time, to reduce permanently the Commitment by an aggregate amount not to exceed the amount by which the Commitment exceeds the aggregate outstanding principal amount of all Loans at such time. The Borrower shall give not less than five Business Days' prior written notice to the Lender, specifying the amount of any reduction and the date (which shall be a Business Day) such reduction shall become effective. Such reduction shall be effective as of the date so specified. Any partial reduction of the Commitment shall be in an aggregate minimum amount of $1,000,000.

           (c) Any fee or commission referred to in this Section 2.6 is exclusive of any value added or any other Tax which, as a result of a Regulatory Change after the date hereof, is chargeable in connection with that fee or commission. If any such Tax is so chargeable, the Borrower shall pay such Tax at the same time as it pays the relevant fee or commission.

           2.7 AMENDMENT OF DELIVERY SCHEDULE. (a) Subject to the consent of the Guarantor (if required under any applicable Transaction Document in which case a copy of such consent must be provided to the Lender), the Borrower may from time to time amend the Delivery Schedule to the extent necessary to give effect to changes in the scheduled delivery dates of the Aircraft, but only if:

           (i) the aggregate outstanding principal amount of all Loans at no time may exceed the Commitment at such time;

           (ii) no Scheduled Repayment Date may extend beyond the Final Maturity Date; and

           (iii) any Loan for any Aircraft that would not have been permitted to be made if the rescheduled delivery date for such Aircraft had been the originally-scheduled delivery date for such Aircraft shall be prepaid within five Business Days of the amendment of the Delivery Schedule.

In addition, any amendment to the Delivery Schedule will take effect and be binding upon the Lender upon delivery to the Lender of written notice from the Borrower, together with an Officer's Certificate attaching the changed Delivery Schedule.

           (b) Concurrently with any amendment of the Delivery Schedule pursuant to this Section 2.7, the Borrower will amend the Delivery Schedule to reset the Advance Payment Dates for the Aircraft affected by such amendment of the Delivery Schedule so as to correspond to the third Business Day of the 18th, 12th and 6th months, respectively, before the first day of the scheduled delivery month of such Aircraft specified in the Delivery Schedule, as so amended.

           2.8 REGISTER. The Lender shall maintain at its address at which notices are to be given to it pursuant to Section 7.1 (i) a register for the recording of the names and addresses of, the Lender and the Loans owing from time to time to the Lender (the "REGISTER"), and (ii) a copy of each Assignment Agreement. The entries made by the Lender in the Register shall be conclusive in the absence of manifest error, and the Borrower may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior written notice.

           2.9 ADDITIONAL COSTS; ILLEGALITY. (a) REGULATORY CHANGE. In the event of any Regulatory Change (as hereinafter defined) which imposes on the Lender any reserve, special deposit, minimum capital, capital ratio or other form of banking or monetary control or similar requirements on the Lender with respect to this Agreement, any Loan made hereunder or the manner in which the Lender carries such Loan on its books; and any such Regulatory Change results in an increase in the cost to the Lender of entering into or performing or making or maintaining its obligations under this Agreement or in a reduction in the amounts receivable by the Lender hereunder, or in a reduction in the effective return to the Lender under this Agreement (to the extent attributable to this Agreement) on its capital, or results in the Lender making any payment, or foregoing any interest or other return (such increased costs and reductions in amounts receivable being herein referred to as "ADDITIONAL COSTS"), then, upon written notice from the Lender specifying in reasonable detail such Additional Costs, the Borrower shall on demand pay the Lender, upon notice given in accordance with Section 2.9(c), an amount equal to such Additional Costs, to the extent reasonably allocable to this Agreement and the Loans made hereunder; but the Borrower will not be required to pay any Additional Costs incurred by the Lender more than 60 days before the date of notice to the Borrower of such costs. The Borrower shall make payment to the Lender for Additional Costs incurred by the Lender from time to time forthwith upon demand.

           (b) DEFINITION OF REGULATORY CHANGE. As used in this Section, the term "REGULATORY CHANGE" shall mean, with respect to the Lender, (i) any change after the date of this Agreement in any Applicable Law, rule or regulation applicable to the Lender or in any order or request (whether or not having the force of law) by any court or governmental or monetary authority having jurisdiction or (ii) the adoption or making after such date of interpretations, directives or requests applicable to a class of banks including the Lender (whether or not having the force of law) by any court or governmental or monetary authority having jurisdiction.

           (c) NOTICE. The Lender will notify the Borrower of any event occurring after the date of this Agreement which entitles the Lender to compensation for Additional Costs pursuant to Section 2.9(a) as promptly as practicable after it obtains knowledge thereof.

           (d) ILLEGALITY. If it shall become unlawful for the Lender to maintain the Loans (or any part thereof), then, by written notice to the Borrower specifying in reasonable detail the nature and effective date of such illegality, the Lender may require all Loans, together with accrued and unpaid interest thereon, and all other sums then due and payable to the Lender hereunder to become, and the same shall thereupon become, forthwith due and payable and the Commitment shall be cancelled; PROVIDED that, if lawful, the same shall not become due and payable until the last Interest Payment Date preceding the effective date of such illegality.

           2.10 MITIGATION. If, with respect to the Lender, a condition arises or an event occurs which would, or would upon the giving of notice, result in
(x) any Additional Costs or illegality pursuant to Section 2.9 or (y) any additional amounts becoming payable to the Lender pursuant to Section 2.11, the Lender, promptly upon becoming aware of the same, shall, in consultation with the Borrower, take such steps as may reasonably be open to it to mitigate the effects of such condition or event, PROVIDED that the Lender shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any Additional Costs in performing its obligations hereunder (unless the Borrower has agreed to reimburse it for the same) or (b) be otherwise adverse to the Lender in a material respect or (c) would be contrary to the Lender's general policies.

           2.11 NET PAYMENTS. (a) Except as otherwise provided in this Section 2.11, all payments made by Borrower hereunder or under any Note will be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, now or hereafter imposed by way of withholding or deduction with respect to such payments, but excluding:

           (i) any Tax imposed that would not have been imposed but for a present or former connection between the jurisdiction of the government or taxing authority imposing such Tax and the Lender or any Person related to the Lender, other than a connection arising solely from the Lender having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or any Note;

           (ii) any Tax on the Lender's overall net income imposed in the jurisdiction in which its principal office is situated; and

           (iii) any Tax to the extent such Tax would not have been imposed if the Lending Office had at all times been the Lender's office set forth in
      Section 7.1,

      (any non-excluded Tax, an "INDEMNIFIED WITHHOLDING TAX").

           (b) If any Indemnified Withholding Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Indemnified Withholding Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Indemnified Withholding Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Lender, within 15 days after the date the payment of any withholding Taxes in respect of payments hereunder is due pursuant to Applicable Law, certified copies of tax receipts (if available) evidencing such payment by the Borrower. In accordance with the foregoing, the Borrower agrees to indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Indemnified Withholding Taxes levied or imposed and paid by the Lender.

           (c) The Lender shall provide to the Borrower on or prior to the date of the initial Loan hereunder (and any Assignee that becomes a Lender shall provide before becoming entitled to receive payments free of Indemnified Withholding Taxes as provided in this Section 2.11) two accurate and complete (including the Lender's United States taxpayer identification number) original signed copies of Internal Revenue Service Form W-8BEN (or a successor form) demonstrating a complete exemption from United States Federal income tax. To the extent legally entitled to do so, upon request by the Borrower made not more often than reasonably required, the Lender shall provide to the Borrower such forms as may be required to obtain exemption from or a reduction of United States Federal income tax. Notwithstanding anything to the contrary contained in
Section 2.11(b), the Borrower shall not be obligated to pay any additional amounts to the Lender under Section 2.11(b) on account of any United States Federal income tax (and such tax shall not be an Indemnified Withholding Tax) unless such United States Federal income tax is payable as a result of any change after the date hereof in the Income Tax Treaty between the United
States and Germany (or any other relevant jurisdiction, in the case of an Assignee), in effect currently (or in the case of or in the case of the treaty between the United States and any other applicable jurisdiction, on the effective date of the applicable assignment), or in the provisions of the Code or the Treasury Regulations promulgated thereunder.

           (d) If the Borrower pays under Section 2.11(b) any additional amount (a "TAX PAYMENT") and the Lender effectively obtains a refund of tax or credit against tax by reason of that Tax Payment (a "TAX CREDIT"), and the Lender is able to identify the Tax Credit as being attributable to the Tax Payment, then the Lender shall reimburse the Borrower such amount as the Lender determines to be in the proportion of the Tax Credit as will leave the Lender (after that reimbursement) in no better or worse position than it would have been if the Tax Payment has not been required. Nothing in this Section 2.11 (d) interferes with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit and, without prejudice to the foregoing, the Lender is under no obligation to claim a Tax Credit, or to claim a Tax Credit in priority to any other claim, relief, credit or deduction available to it. The Lender is not obliged to disclose any information regarding its tax affairs or computation to the Borrower.

           (e) The Borrower shall pay and forthwith indemnify the Lender from and hold the Lender harmless against any transfer taxes, documentary taxes, assessments or other similar charges made by any United States governmental authority or any political subdivision or taxing authority thereof or therein by reason of the execution, delivery, performance and enforcement of this Agreement or the Note.

           2.12 FUNDING COSTS. If (a) any interest on or principal of any Loan shall be paid on a date other than the last day of an Interest Period in respect of such Loan or (b) the Borrower fails to borrow any Loan as specified in the Loan Request in respect thereof and fails to notify the Lender at least three Business Days prior to the scheduled date of borrowing, the Borrower shall indemnify the Lender against any loss or liability which the Lender incurs and shall pay on demand all costs and expenses that are in the nature of funding breakage costs, loss of margin, costs of redeployment of funds and any other related expense incurred by the Lender and notified to the Borrower (with documentation showing in reasonable detail the computation thereof, which will be conclusive and binding absent manifest error).

                                    SECTION 3

                                   CONDITIONS

           3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of the Lender to make the initial Loan hereunder is subject to the satisfaction of the following conditions precedent (or the waiver thereof):

           (a) the Lender shall have received an opinion of (x) Lyn F. Anzai, general counsel of the Borrower and (y) Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Borrower, in the forms set out as Exhibits C-1 and C-2 respectively, and covering such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably request, addressed to the Lender and dated the date of the initial Loan;

           (b) the Lender shall have received an opinion of (x) Debevoise & Plimpton, special U.S. counsel to the Guarantor, (y) an in-house counsel for the Guarantor, (z) an in-house counsel for the Parent Guarantor, in the forms set out as Exhibits D-1, D-2 and D-3 respectively, and covering such other matters incident to the transactions contemplated hereby as the Lender may reasonably request, addressed to the Lender and dated the date of the initial Loan;

           (c) the Guaranty and the Parent Guarantee shall have been duly authorized, executed and delivered to the Lender, in form and substance satisfactory to the Lender, and the Guaranty and the Parent Guarantee shall be in full force and effect; and the Lender shall have received a fully executed original copy of the Guaranty and the Parent Guarantee;

           (d) the Lender shall have received (i) documents it may reasonably request relating to the existence of the Borrower, the Guarantor and the Parent Guarantor, (ii) a copy of the organizational documents of each Obligor, duly certified by a director or officer of such Obligor, (iii) a copy of the relevant resolutions of the board of directors of the Borrower duly certified by a director or officer of the Borrower, and such evidence of the due authorization of the Guaranty and the Parent Guarantee as the Lender may reasonably request, (iv) a copy of specimen signatures of the duly authorized officers of each Obligor executing the Transaction Documents to which such Obligor is a party, duly certified by a director or officer of such Obligor, and (v) an Officer's Certificate confirming that the borrowing of the Commitment in full would not cause any borrowing limit bidning on the Borrower to be exceeded, and all such documents and all proceedings relating thereto shall be in form and substance reasonably satisfactory to the Lender and its special counsel;

           (e) the Lender shall have received from the Borrower for its own account a duly executed Note of the Borrower dated the date of the initial Loan;

           (f) the Lender shall have received a notification from the Guarantor to the effect that the conditions set forth in Section 3.1 of the Reimbursement Agreement have been fulfilled to the satisfaction of the Guarantor or waived by the Guarantor; and

           (g) the Borrower shall have paid the fees and expenses referred to in
      Section 7.3(a).

           3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lender to make any Loan is subject to the satisfaction of the following conditions precedent (or the waiver thereof):

           (a) the Lender shall have received a Loan Request in the manner contemplated by Section 2.1;

           (b) the representations and warranties of the Borrower contained in this Agreement, and of the Guarantor contained in the Guaranty, and those otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be correct in all material respects at the time of such Loan (or if stated to have been made solely as of an earlier date, shall have been true and correct as of such date), and at the time of such Loan, no Event of Default or Default shall have occurred and be continuing or might result from the making of such Loan;

           (c) the Lender shall have received written confirmation from the Manufacturer at least two Business Days prior to the proposed date of such Loan, that the Borrower shall have made to the Manufacturer all payments (other than the Financed Advance

      Payment due on the proposed date of such Loan) required to be made in respect of the Aircraft to which such Loan relates;

           (d) the Lender shall not have received a direction from the Guarantor not to make any further Loan under this Agreement because an "Event of Default" under the Reimbursement Agreement shall have occurred and be continuing;

           (e) there shall not have occurred any event or circumstance that has or could reasonably be expected to have, a Material Adverse Effect; and

           (f) there shall not have occurred any event, condition or circumstance that results in:

                (i) the Manufacturer ceasing to provide, or terminating its commitment to provide, any financing to the Borrower with respect to the Borrower's order of Aircraft under the Purchase Agreement; or

                (ii) the cancellation, termination or assignment of the Purchase Agreement (except (A) an assignment (x) as collateral under the Security Agreement, (y) in connection with a merger or consolidation permitted under the Transaction Documents or (z) with respect to any Aircraft which has been delivered under the Purchase Agreement and as to which the Loans and other amounts due under this Loan Agreement have been paid in full and (B) a termination of the Purchase Agreement with respect to an Aircraft pursuant to Article 7 of the AGTA (as defined in the Purchase Agreement) if the principal of and accrued interest, if any, on all Loans relating to such Aircraft shall have been paid not later than 10 days after such termination).

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

           4.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that:

           (a) CORPORATE ORGANIZATION, ETC. (i) The Borrower is a corporation duly organized and validly existing in good standing under the laws of Hawaii and has the corporate power and authority to own or hold its assets and carry on its business as it is being conducted and to enter into and perform its obligations under this Agreement and all other Transaction Documents to which it is a party.

           (ii) The Borrower is duly qualified to do business as a foreign corporation in each state of the United States in which it has a principal office or in which failure so to qualify would have a Material Adverse Effect.

           (iii) The Borrower is an "air carrier" within the meaning of the Aviation Act operating under a certificate of public convenience and necessity issued pursuant to Section 41101 thereof, and certificated under Section 44705 of the Aviation Act.

           (iv)  The Borrower is not the Subsidiary of any Person.

           (b) DUE AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and each of the Transaction Documents to which it is a party:

           (i) have been duly authorized by all necessary corporate action and do not require any stockholder approval or the approval or consent of or notice to any trustee or holder of any indebtedness or obligations of the Borrower that have not been obtained or given;

           (ii) do not conflict with or result in any violation of the certificate of incorporation or by-laws of the Borrower;

           (iii) do not and will not contravene any Applicable Law by which the Borrower is bound or conflict with or breach, violate or contravene or constitute a default under, or result in the creation of any Lien (other than as permitted under this Agreement or the Security Agreement) upon the property of the Borrower under any indenture, mortgage, lease, instrument or other agreement to which the Borrower is a party or by which it may be bound or affected; and

           (iv) do not require the authorization, consent or approval of, the giving of notice to, the registration with or the taking of any other action by or in respect of, any Federal, state or foreign governmental authority, agency or judicial body, or the taking of any other action under any Applicable Law, except for the Consent and the filing of Uniform Commercial Code financing statements referred to in the Reimbursement Agreement and the Security Agreement.

           (c) LITIGATION. Except as disclosed by the Borrower in the Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission and delivered to the Lender and the Guarantor, there are no pending or, to the knowledge of the Borrower, threatened actions or proceedings before any court or administrative agency or arbitrator that individually or in the aggregate, could be expected to have a Material Adverse Effect.

           (d) FINANCIAL STATEMENTS. The audited consolidated balance sheet of the Borrower and its Subsidiaries, if any, as of the end of its fiscal year ended December 31, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for such year, including the notes thereto, copies of which have been furnished to the Lender and the Guarantor, have been prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrower and its Subsidiaries, if any, as of their respective dates and the results of their operations for such periods, and between December 31, 1999 and the date of the Borrower's making of the representation and warranty under this clause (d), there has been no change in the financial condition, operations, business, properties or prospects of the Borrower or any of its Subsidiaries except those changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The financial statements referred to herein do not as of the date thereof contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (as of the date thereof) not misleading.

           (e) TAXES. The Borrower has filed or caused to be filed all material tax returns which are required to be filed by it and has paid or caused to be paid all Taxes which have been shown to be due and payable by such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) Tax assessments received by the Borrower to the extent that such Taxes have become due and payable.

           (f) NO DEFAULT. No Borrower Event of Default or Borrower Default has occurred and is continuing or would result from making any Loan, and no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, would constitute) a default under any document which is binding on the Borrower or any of its Subsidiaries or any asset of the Borrower or any of its Subsidiaries to an extent or in a manner which might have a Material Adverse Effect.

           (g) INVESTMENT COMPANY ACT; MARGIN REGULATIONS. Neither the Borrower nor any Subsidiary of the Borrower is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Exchange Act (or any regulations issued pursuant thereto, including
Regulations T, U and X).

           (h) PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

           (i) LEGAL, VALID AND BINDING AGREEMENTS. This Agreement and each other Transaction Document to which the Borrower is a party constitute or, when executed and delivered by the Borrower will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

           (j) COMPLIANCE WITH ERISA. (i) The Borrower intends to file a voluntary compliance resolution request with the Internal Revenue Service concerning contributions under the Hawaiian Airlines, Inc. 401(k) Plan for Flight Attendants, for which a resolution has been achieved and the Borrower has taken adequate reserves. Except as disclosed in the previous sentence, the Borrower and each Commonly Controlled Entity are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and the applicable regulations thereunder, with respect to each Plan and none of them has engaged in any prohibited transaction in connection with which the Borrower or any Commonly Controlled Entity could be subjected to (in the case of any such breach) liabilities for damages or (in the case of any such prohibited transaction) either a civil penalty assessed under ERISA or a tax, which liabilities, penalty or tax could be expected to have a Material Adverse Effect.

           (ii) No Reportable Event has occurred with respect to any Plan, and no steps have been taken to reorganize or terminate any Plan or by the Borrower or any Commonly Controlled Entity to effect a complete or partial withdrawal from any Multiemployer Plan that could result in a liability that could be expected to have a Material Adverse Effect.

           (k) CHOICE OF LAW. Subject as provided in any legal opinion delivered to the Lender pursuant to this Agreement, the choice by the Borrower of New York law to govern this Agreement and each other Transaction Document to which it is a party and its submission hereunder and thereunder to the non-exclusive jurisdiction of the courts of New York are valid and binding.

           (l) TAXES ON PAYMENTS. If the Lender has complied with the document delivery requirements under Section 2.11(c), all amounts payable by the Borrower hereunder may be made free and clear of and without deduction for or on account of any Tax.

           (m) NO IMMUNITY. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party; the entry into and performance of this Agreement and each other Transaction Document to which it is a party by the Borrower constitute private and commercial acts; and neither the Borrower nor any of its assets enjoys any right of immunity from set-off, suit or execution in respect of their obligations under this Agreement and each other Transaction Document to which it is a party.

           4.2 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES. The representations and warranties set out in Section 4.1 are (a) made on the date of this Agreement and (b) deemed to be repeated by the Borrower on the date of each Loan Request and the proposed date of such Loan with reference to the facts and circumstances then existing.

                                    SECTION 5

                                    COVENANTS

           5.1 COVENANTS. The Borrower covenants and agrees that, so long as this Agreement shall be in effect or any amount payable hereunder shall remain unpaid or any obligation required to be performed hereunder shall remain unperformed, and unless the Lender shall otherwise consent in writing:

           (a) PERFORMANCE OF OBLIGATIONS. The Borrower shall perform all of its obligations under this Agreement.

           (b) COMPLIANCE WITH LAWS. The Borrower shall comply with all Applicable Laws in connection with the performance of its obligations under this Agreement and each other Transaction Document, the non-compliance with which would have a Material Adverse Effect, except any Applicable Law the validity or applicability of which is being contested in good faith by proper proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

           (c) CERTIFICATED AIR CARRIER. The Borrower shall maintain at all times its certificate of public convenience and necessity under Section 41101 of the Aviation Act, as and for so long as such certificate is a condition to the applicability of Section 1110 of the United States Bankruptcy Code to aircraft owned or leased by the Borrower.

           (d) NOTICE OF BORROWER DEFAULT AND BORROWER EVENT OF DEFAULT. The Borrower shall promptly on the occurrence of a Borrower Default or a Borrower Event of Default hereunder, provide the Lender and the Guarantor with an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

           (e) FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower shall furnish to the Lender the following described financial statements, reports, notices and information:

           (i) QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated subsidiaries, if any, at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated subsidiaries, if any, for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year of the Borrower, all in reasonable detail and certified by a principal financial officer of the Borrower as presenting fairly the financial condition of the Borrower and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied to quarterly financial statements on a basis consistent with prior quarters (except as otherwise stated therein), subject to changes resulting from audit and normal year-end adjustment; PROVIDED that so long as the Borrower shall have any securities registered under the Exchange Act, delivery to the Lender within such time period of the Borrower's Quarterly Report on Form 10-Q (together with all documents incorporated by reference therein that contain financial information otherwise required to be stated therein) as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (i).

           (ii) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its con-solidated subsidiaries, if any, at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated subsidiaries, if any, for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Borrower which shall state that such consolidated financial statements present fairly the financial position of the Borrower and its consolidated subsidiaries, if any, as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP on a basis consistent with prior years (except as otherwise stated therein) and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; PROVIDED that so long as the Borrower shall have any securities registered under the Exchange Act, delivery to the Lender within such time period of the Borrower's Annual Report on Form 10-K (together with all documents incorporated by reference therein that contain financial information otherwise required to be stated therein) as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (ii).

           (iii) PUBLIC REPORTS. Promptly upon their becoming available, copies of all other financial statements, reports, notices and proxy statements sent by the Borrower to its security holders, and of all periodic and current reports on Form 10-K, 10-Q or 8-K filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions.

           (iv) OFFICER'S CERTIFICATE. Together with each delivery of financial statements or reports required by clause (i) or (ii) above, an Officer's Certificate of the Borrower, to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement and has made, or caused to be made under his or her supervision, a review of the transactions and condition of the Borrower during the period covered by such financial statements, and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Borrower Event of Default or Borrower Default hereunder or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.

           (v) OTHER INFORMATION. Such other information regarding the business affairs or financial condition of the Borrower as the Lender may from time to time reasonably request, promptly upon receipt of such request.

           (vi) LITIGATION. Promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect.

           (f) PRESERVATION OF CORPORATE EXISTENCE, ETC. (i) The Borrower shall maintain and preserve at all times its corporate existence. The Borrower shall not merge or consolidate with or into any other Person or convey, transfer or lease all or substantially all its assets as an entirety to any other Person, whether in a single transaction or a series of related transactions, unless:

                (A) the Borrower has obtained the Lender's prior written consent, which consent shall not be unreasonably withheld; or

                (B) the Borrower has not obtained such consent from the Lender but:

                      (1) the surviving corporation is organized and existing
                under the laws of any state of the United States and is a United States air carrier as to which there is in force a certificate issued pursuant to Section 41101 of the Federal Aviation Act, and an air carrier operating certificate issued pursuant to Part 121 of the Federal Aviation Regulations;

                      (2) the surviving corporation has executed an assumption
                agreement, in form and substance reasonably satisfactory to the Lender, pursuant to which such surviving corporation has agreed to assume all of the Borrower's obligations under the Transaction Documents;

                      (3) immediately after such merger or consolidation, no
                Borrower Event of Default shall have occurred and be continuing; and

                      (4) the net worth of the surviving corporation shall be at least equal to the lesser of:

                           (x) the Borrower's net worth immediately prior to such merger or consolidation; and

                           (y) the greater of (i) 75% of the Borrower's net
                      worth immediately prior to such merger or consolidation, and (ii) $75,000,000.

The Borrower shall not voluntarily suspend all or substantially all of its commercial airline operations.

           (ii) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises, except for any corporate right, power, privilege or franchise that it determines is no longer necessary or desirable in the conduct of its business.

           (g) USE OF PROCEEDS. The Borrower agrees to apply the proceeds of each Loan for each Aircraft solely and exclusively to installments of the purchase price of such Aircraft to be purchased under the Purchase Agreement.

           (h) PARI PASSU RANKING. The Borrower shall ensure that its obligations hereunder do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

                                    SECTION 6

                                    DEFAULTS

           6.1 EVENTS OF DEFAULT. If one or more of the following events (each, an "EVENT OF DEFAULT") shall have occurred and be continuing:

           (a) the Borrower shall fail to pay any principal amount of any Loan required to be paid under this Agreement when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

           (b) the Borrower shall fail to make payment of any interest payable under this Agreement after the same shall have become due and payable for more than three Business Days after the due date; or the Borrower shall fail to make any payment of any amount (other than principal or interest) payable under this Agreement within six Business Days after the same shall have become due and payable;

           (c) the Borrower shall fail to perform or comply with any term contained in Sections 5(f) through 5(g), inclusive, of this Agreement;

           (d) the Borrower shall fail to perform or comply with any other covenant or agreement to be performed or observed by it under this Agreement and, if capable of remedy, such failure shall continue unremedied for a period of 30 days after the earlier of written notice thereof shall have been given by the Lender to the Borrower and the Borrower becoming aware of such default;

           (e) any representation or warranty of the Borrower contained in this Agreement or in any document or certificate delivered in connection herewith or pursuant hereto shall at any time prove to have been incorrect or incomplete in any material respect at the time made or repeated;

           (f) the Borrower or any of its Material Subsidiaries shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of all or a substantial part of its property, or the Borrower or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally as they come due or shall fail generally to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors, or the Borrower or any of its Material Subsidiaries shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law or the Borrower or any of its Subsidiaries shall file an answer admitting the material allegations of a petition filed against it in any such proceeding, or otherwise seek relief under the provisions of any existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an arrangement, agreement, composition, extension or adjustment with its creditors, or the Borrower or any of its Material Subsidiaries shall take or publicly announce its intention to take corporate action in furtherance of any of the foregoing;

           (g) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee or liquidator of the Borrower or any of its Material Subsidiaries (as the case may be) or of all or any substantial part of its property, or all or any substantial part of the property of the Borrower or any of its Material Subsidiaries shall be sequestered, and any such order, judgment of decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof;

           (h) a petition against the Borrower or any of its Material Subsidiaries in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or a decree in respect of the Borrower or any of its Material Subsidiaries shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, and such decree shall remain unstayed and in effect for a period of 60 days, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower or any of its Material Subsidiaries, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or any of its Material Subsidiaries or of all or any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days;

           (i) (i) the Borrower shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Borrower or any Commonly Controlled Entity becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would result in liability which would have a Material Adverse Effect;

           (j) the Lender shall have received notice from the Guarantor that there shall have occurred and be continuing an "Event of Default" under the Reimbursement Agreement;

           (k) the Guaranty or the Parent Guarantee ceases to confer on the Lender the guarantee it purports to create unless within 10 Business Days of the Borrower's becoming aware of the same an alternative guarantee acceptable to the Lender in its absolute discretion is put in place; or

           (l) any "Buy-Out Event" occurs and is continuing under the Guaranty and the Guarantor shall have failed to purchase, as requested by the Lender, all then outstanding Loans as provided in Section 5(d) of the Guaranty;

then, and in every such event, the Lender may by notice to the Borrower (x) terminate its Commitment to make Loans hereunder and (y) declare all Loans to be, and all Loans, together with accrued interest and all other amounts, shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clauses (f), (g), (h) and (j) above with respect to the Borrower, without any notice to the Borrower or any other act by the Lender, all Loans shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                    SECTION 7

                                  MISCELLANEOUS

           7.1 NOTICES. All notices, requests and other communications to any Person hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such Person may hereafter specify for the purpose by notice to the Lender and the Borrower:

           If to the Borrower:

                Hawaiian Airlines, Inc.
                3375 Koapaka Street, G-350
                Honolulu, Hawaii  96819

                Attention: John L. Garibaldi, Executive Vice President and Chief Financial Officer
                Telecopier: (808) 835-3690

           with a copy to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                2029 Century Park East
                Suite 2600
                Los Angeles, California 90067

                Attention: Ronald W. Goldberg
                Telecopier: (310) 229-1001

           If to the Lender:

                Kreditanstalt fur Wiederaufbau
                Palmengartenstrasse 5-9
                60325 Frankfurt am Main
                Germany

                Attention: Export and Project Finance--Aerospace
                Telecopier: 49-69-7431-2944

           If to the Guarantor:

                Rolls-Royce Deutschland GmbH
                Eschenweg 11
                15827 Dahlewitz
                Germany

                Attention: Head of Finance
                Telecopier: 49-33-708-63633
           with a copy to:

                Rolls-Royce plc
                65 Buckingham Gate
                London SW1E 6AT
                United Kingdom

                Attention: Director of Treasury
                Telecopier: 44-1332-245 981

Each such notice, request or other communication shall be effective when received by the addressee.

           7.2 NO WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           7.3 EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Borrower shall be liable to pay on demand (i) all reasonable fees and disbursements of counsel to the Lender in connection with the preparation of all of the Transaction Documents, and all reasonable out-of-pocket expenses of the Lender, including reasonable fees and disbursements of counsel, in connection with any waiver or consent thereunder or any amendment thereof or any Borrower Default or alleged Borrower Default hereunder, excluding (unless incurred following the occurrence of a Borrower Event of Default) any expenses in connection with any assignment of or grant of a participation in the Lender's interest herein pursuant to Section 7.8 and (ii) if a Borrower Default occurs, all reasonable out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in enforcing or preserving its rights hereunder in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

           (b) The Borrower shall indemnify the Lender and hold the Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the fees and disbursements of counsel, that may be incurred by the Lender in connection with any investigative, administrative or judicial proceeding (whether or not the Lender shall be designated a party thereto) (other than with respect to

Taxes, but without limiting the Borrower's obligations under Section 2.11) relating to or arising out of this Agreement or any actual or proposed use of the proceeds of any Loan hereunder; PROVIDED that the Lender shall not have the right to be indemnified hereunder for (i) its own gross negligence or willful misconduct as determined by a court of competent jurisdiction or (ii) for liabilities, losses, damages, costs or expenses incurred in connection with any dispute or proceeding among the Lender and its assignees.

           (c) If the Lender receives an amount in respect of the Borrower's liability under the Transaction Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Transaction Document, (i) the Borrower shall indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion, (ii) if the amount received by the Lender, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit, and (iii) the Borrower shall forthwith on demand pay to the Lender any exchange costs and taxes payable in connection with any such conversion.

           7.4 TRANSACTION EVIDENCE AND CALCULATIONS. Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate. Any certification or determination by the Lender of a rate or amount under the Transaction Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates. Interest and the fee payable under Sections 2.3 and 2.6 accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days.

           7.5 SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including, without limitation, by branches and agencies of the Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this agreement, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Transaction Document to which the Borrower is a party, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

           7.6 SEVERABILITY. If a provision of any Transaction Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision of the Transaction Documents or the validity or enforceability in other jurisdictions of that or any other provision of the Transaction Documents.

           7.7 AMENDMENTS AND WAIVERS. The Delivery Schedule may be amended as provided in Section 2.7. Any other provision of this Agreement may be amended or waived, or any provision of the Guaranty may be waived if, but only if, such amendment or waiver is in writing and is signed by the Lender, and in the case of this Agreement, by the Borrower.

           7.8 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender, unless such assignment or transfer is pursuant to a merger or consolidation or a conveyance, transfer or lease of all or substantially all its assets, each permitted under the Transaction Documents. Except as set forth in Section 7.8(c), the Lender may not assign any part of its rights or obligations under this Agreement.

           (b) The Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Loans and all other interests hereunder. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain solely responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement, without the consent of the Participant, which would (i) subject the Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan hereunder (except as provided for in Section 2.7) or (iv) change the aggregate unpaid principal amount of any Loan hereunder. An assignment or other transfer that is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

           (c Solely in connection with a purchase of Loans by the Guarantor or its designee pursuant to Section 5 of the Guaranty or, following such a purchase, the assignment of the interest of the Guarantor or its designee in such Loans to one or more subsequent assignees designated by the Guarantor, the Lender shall assign to the Guarantor or such assignees, as the case may be, (each an "ASSIGNEE") all, or a proportionate part of all, of its rights under this Agreement, pursuant to an Assignment Agreement executed by such Assignee and the Lender; PROVIDED that the parties to each such assignment shall deliver to the Lender, for recording in the Register, the Assignment Agreement between the parties. Upon execution and delivery of such an Assignment Agreement and payment by such Assignee to the Lender of an amount equal to the purchase price agreed between the Lender and such Assignee, such Assignee shall be a "Lender" party to this Agreement and shall have all the rights of a "Lender" with Loans as set forth in such instrument of assumption and the obligations of a "Lender" hereunder to the extent assumed by such Assignee, and the Lender shall be released from its obligations, if any, hereunder to the extent such obligations are expressly assumed by the Assignee, and no further consent or action by any party shall be required. By executing and delivering an Assignment Agreement, the Assignee confirms for the benefit of the Borrower that it agrees to be bound by the terms of this Agreement and that it will perform the obligations of a "Lender" in accordance with the terms hereof.

           (d The Borrower agrees that each Participant or other transferee under this Section 7.8 shall (to the extent, in the case of a Participant, provided in its participation agreement) be entitled to the benefits of Section 2.9, Section 2.11 and Section 2.12 with respect to such Participant's or transferee's interest, but no Participant or other transferee shall be entitled to receive any greater payment under Section 2.9, Section 2.11 or Section 2.12 than the Lender which was an original party hereto would have been entitled to receive with respect to the rights transferred to such Participant or transferee.

           (e Upon its receipt of an Assignment Agreement executed by the Lender and an Assignee, the Lender shall record the information contained therein in the Register and give prompt written notice thereof to the Borrower.

           7.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement is being delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

           (b The Borrower hereby irrevocably and unconditionally agrees that any suit, action or proceeding with respect to this Agreement or the Note, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach thereof, brought by the Lender against the Borrower or any of its property, may be brought by the Lender in any court of the State of New York or any Federal court sitting in the Borough of Manhattan, the City of New York, and by the execution and delivery of this Agreement or the Note, the Borrower irrevocably submits to the non-exclusive jurisdiction of each such court; and, without limitation of any other method of service permitted by law, agrees that process served either personally or by registered mail sent in accordance with
Section 7.1 shall constitute adequate service of process in any such suit.

           (c Without limiting the foregoing, the Borrower hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of New York, CT Corporation System of 111 Eighth Avenue, 13th Floor, New York, New York 10011, to receive, for it and on its behalf, service of process in the State of New York with respect thereto (with a copy to Hawaiian Airlines, Inc., 3375 Koapaka Street, G-350, Honolulu, Hawaii 96819, Attn: Lyn F. Anzai, Vice President and General Counsel).

           (d In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or the Note, brought in any such courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           (e Nothing herein shall in any way be deemed to limit the ability of the Lender to serve any such writs, process or summonses, in such manner, and to obtain jurisdiction over the Borrower in such other jurisdictions, as may be permitted by Applicable Law.

           7.10 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

           7.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           7.12 CONFIDENTIALITY. The Lender agrees that it will treat the terms of this Agreement and the Purchase Agreement as confidential and including without limitation, all information that it receives regarding advance payments due under the Purchase Agreement, the purchase price of the Aircraft, and any financing arrangements with respect thereto and will not, without the prior written consent of the Borrower, disclose, or cause to be disclosed, the terms hereof or thereof to any Person except to its counsel and auditors and to the Guarantor, or except (a) as may be required by Applicable Law or pursuant to an order issued by any court or governmental agency or authority having jurisdiction over the Lender, as the case may be, or (b) as necessary to enable the Lender to make assignments or grant participations in its interest, in each case as permitted hereunder; PROVIDED that in each case described in clause (b), the Lender will use its best efforts to limit disclosure to such third persons on a need-to-know basis and to obtain the written agreement of each such third person to whom such terms are disclosed that such person shall not further disclose such terms, except as permitted by clauses (a) and (b).

           7.13 PAYMENTS UNDER GUARANTY. The Lender agrees that any payment made by the Guarantor under the Guaranty in respect of amounts owed by the Borrower hereunder shall, as between the Borrower and the Lender, be deemed a payment of the amount owed hereunder for all purposes of this Agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       HAWAIIAN AIRLINES, INC.

                                       By   /s/
                                               --------------------------------
                                            Title:

                                       By   /s/
                                               --------------------------------
                                            Title:

                                       KREDITANSTALT FUR WIEDERAUFBAU

                                       By   /s/
                                               --------------------------------
                                            Title:

                                       By   /s/
                                               --------------------------------
                                            Title:

                                                                      SCHEDULE I

                               DELIVERY SCHEDULE

REDACTED IN ITS ENTIRETY.

     EXHIBIT A

                                  FORM OF NOTE

                                                              New York, New York
                                                                  ________, 2000

           For value received, Hawaiian Airlines, Inc., a Hawaiian corporation (the "Borrower"), promises to pay to

                         KREDITANSTALT FUR WIEDERAUFBAU,

or its registered assigns (the "Lender"), for the account of such Lending Office as the Lender may designate, the lesser of Twenty-Two Million Five Hundred Thousand Dollars and the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Loan Agreement referred to below on the date provided for in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in United States dollars in immediately available funds to the Lender, at 109 260 93 Citibank N.A., 111 Wall Street 21st Floor, New York, New York, or such other account as the Lender may designate.

           All Loans made by the Lender and all repayments of the principal thereof shall be recorded by the Lender and appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not in any way affect the obligations of the Borrower hereunder or under the Loan Agreement and the Borrower shall not be bound by any entry not made in accordance with the Loan Agreement.

           This note is the Note referred to in the Loan Agreement, dated as of ________, 2000 (as amended from time to time, the "LOAN AGREEMENT"), among the Borrower and Kreditanstalt fur Wiederaufbau (the "LENDER") and the Guaranty Agreement, dated as of ________, 2000, between Rolls-Royce Deutschland GmbH and the Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

           In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable, or shall be automatically due and payable as provided in the Loan Agreement, in the manner and with the effect provided in the Loan Agreement.

           The Borrower may at its option prepay all or any part of the principal of any Loan before maturity upon the terms provided in the Loan Agreement and the holder of this Note agrees by acceptance of this Note to apply the amounts received in prepayment to the Loan specified in any prepayment notice.

           This Note may not be assigned or transferred except in accordance with the terms of the Loan Agreement. This Note is a registered Note, and the Borrower may deem and treat the registered holder of this Note as the absolute owner and holder hereof for all purposes whether or not this Note is overdue and shall not be affected by any notice to the contrary. The Borrower acknowledges that participation in this Note may be sold by the holder hereof as provided in the Loan Agreement.

           This Note is being delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

                                       HAWAIIAN AIRLINES, INC.

                                       By
                                            -----------------------------------
                                            Title:

                                       By
                                            -----------------------------------
                                            Title:

                                      LOANS
                                       AND
                              PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------------------------------
      Date                Amount of Loan         Amount of Principal Repaid        Notation Made By
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

======================================================================================================


------------------------------------------------------------------------------------------------------
      Date                Amount of Loan         Amount of Principal Repaid        Notation Made By
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT B

                                  LOAN REQUEST
                      [for borrowing under Loan Agreement]


Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
60325 Frankfurt om Main
Germany

           Attention: Export and Project Finance--Aerospace

Gentlemen:

           The undersigned, Hawaiian Airlines, Inc., refers to the Loan Agreement, dated as of ________, 2000 (as amended from time to time, the "Loan Agreement," the terms defined therein being used herein as therein defined), among the undersigned and you, and hereby gives you notice, irrevocable, pursuant to Section 2.1(c) of the Loan Agreement, that the undersigned hereby requests that Loans be made under the Agreement as follows:

           (i) The day of the proposed Loans is _______ __, ____ (the "PROPOSED LOAN DATE"), which is an Advance Payment Date for Aircraft #_________ and Aircraft #________.

           (ii) Please disburse an aggregate principal amount of $_____________, consisting of a Loan $___________ relating to Aircraft #____ and a Loan $_______________, relating to Aircraft #________, which is equal to the Financed Advance Payment for such Aircraft required to be made on the Proposed Loan Date pursuant to the Purchase Agreement.

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

           (A) the representations and warranties contained in Section 4 of the Loan Agreement are correct, before and after giving effect to the proposed Loans and to the application of the proceeds thereof, as though made on and as of such date;

           (B) no Borrower Default or Borrower Event of Default has occurred and is continuing, or would result from such proposed Loans or from the application of the proceeds thereof;

           (C) each of the conditions set forth in clauses (b), (c), (e) and (f) of Section 3.2 of the Loan Agreement is satisfied; and

           (D) after giving effect to the proposed Loans, the aggregate principal amount of all outstanding Loans shall not exceed either (i) the amount of the Commitment or (ii) the Loan Limit, in each case at such time.

           [There has been no change to the Delivery Schedule since the Delivery Schedule previously delivered to you.] /[There has been a change to the Delivery Schedule since the Delivery Schedule previously delivered to you; attached is a copy of the most recent Delivery Schedule.] The undersigned understands that the making of the proposed Loans (to be received by the Manufacturer no later than 11:00 a.m., New York time, on [insert Proposed Loan Date]) is conditional upon your receipt from the Manufacturer by facsimile transmission to the Guarantor's facsimile number (49-33708) 6-3633 (to the attention of B. Bangert), and to your facsimile number (49-69) 7431-3767 (to the attention of M. Zechannig and S. Richter), with copies by e-mail addressed to silke.richter@kfw.de and markus.zechannig@kfw.de no later than 11:00 a.m., New York time, on [insert date that is two Business Days prior to the Proposed Loan Date], of a confirmation of the undersigned's satisfaction of Section 3.2(c) of the Loan Agreement.

                                                Very truly yours,

                                                Hawaiian Airlines, Inc.



                                       By
                                          -------------------------------------
                                          Title:

                                                                    EXHIBIT C-1

              [Form of Opinion of General Counsel of the Borrower]

                                                                    EXHIBIT C-2

                [Form of Opinion of Special Counsel to Borrower]

                                                                    EXHIBIT D-1

           [Form of Opinion of Special U.S. Counsel to the Guarantor]

                                                              ___________, 1999


Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Germany

                          ROLLS-ROYCE DEUTSCHLAND GMBH

Dear Sirs:

           We have acted as counsel to Rolls-Royce Deutschland GmbH, a limited liability company organized under the laws of Germany (the "Guarantor"), in connection with the transactions contemplated by the Guaranty Agreement, dated as of _________, 2000 (the "Guaranty Agreement"), by the Guarantor for the benefit of Kreditanstalt fur Wiederaufbau (the "Lender"). Capitalized terms used herein without definition shall have the meanings specified or referenced in the Guaranty Agreement.

           In so acting, we have participated in the preparation of the Guaranty Agreement, and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

           Based on the foregoing, we are of the following opinion:

           1. The Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except that we express no opinion as to the enforceability of (a) Section 18 of the Guaranty Agreement, insofar as such provision relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (b) the waiver of inconvenient forum set forth in Section 18 of the Guaranty Agreement, with respect to any action commenced in the United States District Court for the Southern District of New York.

           2. Neither the execution and delivery by the Guarantor of the Guaranty Agreement nor the performance of the obligations thereunder by the Guarantor

(a) requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of New York or (b) contravenes any law, rule or regulation of the United States or the State of New York, except that we express no opinion as to any Federal or state securities law.

           3. The choice by the Guarantor of the laws of the State of New York as the governing law of the Guaranty Agreement will be recognized and given effect to in any action brought before any court of the State of New York or any United States federal court in the State of New York.

           In giving the opinion expressed herein, we have assumed with your permission that the Guarantor is a company duly organized and validly existing under the laws of Germany and has all requisite corporate power and authority to enter into and to carry out the terms of the Guaranty Agreement and that the Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor and has been duly executed and delivered by the Guarantor

           We are members of the Bar of the State of New York and, with your permission, our opinion expressed above is limited to the laws of the State of New York and the Federal laws of the United States.

                                                     Very truly yours,

                                                                    EXHIBIT D-2

              [Form of Opinion of the Guarantor's In-House Counsel]



                                                              ___________, 2000



Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Germany

Dear Sirs:

           I am the internal counsel of Rolls-Royce Deutschland GmbH, a limited liability company organized under the laws of Germany (the "Guarantor"), and have acted as such in connection with the Guaranty Agreement, dated as of _________, 2000 (the "Guaranty Agreement"), executed by the Guarantor for the benefit of Kreditanstalt fur Wiederaufbau (the "Lender") in connection with a Loan Agreement, dated as of _______, 2000 (the "Loan Agreement"), between Hawaiian Airlines, Inc. (the "Borrower") and the Lender.

           In so acting, I have examined the Guaranty Agreement, the Loan Agreement, a current excerpt from the Commercial Register, the Articles of Incorporation dated September 5, 1980 and lastly revised on __________, 2000, the Shareholders' Committee Resolution dated ____________, 2000, and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

           Based upon the foregoing, I am of the following opinion:

           1. The Guarantor is a limited liability company duly organized, validly existing and registered under the laws of Germany. The Guarantor has the corporate power and authority to enter into and perform its obligations under the Guaranty Agreement.

           2. The Guaranty Agreement has been duly executed and delivered by the Guarantor. The execution, delivery and performance by the Guarantor of the Guaranty Agreement have been duly authorized by all necessary corporate action on the part of the

Guarantor (including any required approval of shareholders of the Guarantor) and do not require any approval or consent of any trustee or holder of any indebtedness or obligations of the Guarantor known to me, and neither the execution and delivery of the Guaranty Agreement by the Guarantor nor the consummation of the transactions contemplated thereby nor the compliance by the Guarantor with any of the terms and provisions thereof, to the best of my knowledge, will contravene any judgment or order applicable to or binding on the Guarantor, or contravene any constitutional document of the Guarantor or any law, governmental rule or regulation applicable to or binding on the Guarantor.

           3. Neither the execution and delivery by the Guarantor of the Guaranty Agreement, nor the consummation of any of the transactions by the Guarantor contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any German governmental authority, agency or judicial body.

           With your permission, my opinion is limited to the laws of Germany.

                                              Very truly yours,

                                                                    EXHIBIT D-3

          [Form of Opinion of the Parent Guarantor's In-House Counsel]




                                                              ___________, 2000



Kreditanstalt fur Wiederaufbau
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Germany

Dear Sirs:

           I am the General Counsel of Rolls-Royce plc, a company organised under the laws of England ("Rolls-Royce"), and have acted as such in connection with the Guarantee, dated as of _________, 2000 (the "Guarantee"), executed by Rolls-Royce for the benefit of Kreditanstalt fur Wiederaufbau in connection with a Guaranty Agreement, dated as of _______, 2000 (the "Guaranty Agreement"), executed by Rolls-Royce Deutschland GmbH for the benefit of Kreditanstalt fur Wiederaufbau.

           In so acting, I have examined the Guarantee and the Guaranty Agreement, and have examined and relied upon the representations and warranties as to factual matters contained therein or made pursuant thereto and upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

           Based upon the foregoing, and subject to matters not disclosed to me and to matters of fact which would affect the conclusions set out below, I am of the following opinion:

           1. Rolls-Royce is a company duly organised, validly existing and registered under the laws of England. Rolls-Royce has the corporate power and authority to enter into and perform its obligations under the Guarantee.

           2. The Guarantee has been duly executed and delivered by Rolls-Royce. The execution, delivery and performance by Rolls-Royce of the Guarantee have been duly authorised by all necessary corporate action on the part of Rolls-Royce and do not require any approval of shareholders of Rolls-Royce or any approval or consent of any trustee or holder of any indebtedness or obligations of Rolls-Royce known to me, and neither the execution and delivery of the Guarantee by Rolls-Royce nor the consummation of the transactions contemplated thereby nor the compliance by Rolls-Royce with any of the terms and provisions thereof will contravene any judgment or order known to me to be applicable to or binding on Rolls-Royce, or contravene the memorandum or articles of association of Rolls-Royce or any English law, governmental rule or regulation applicable to or binding on Rolls-Royce.

           3. Neither the execution and delivery by Rolls-Royce of the Guarantee, nor the consummation of any of the transactions by Rolls-Royce contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any English governmental authority, agency or judicial body.

           This opinion is furnished by me to you and is solely for your benefit. My opinion is limited to the laws of England.

                                                  Very truly yours,

                                                                      EXHIBIT E

                        [Form of Assignment Agreement]

           Reference is made to the Loan Agreement, dated as of ________, 2000 (as amended or supplemented from time to time, the "Loan Agreement"), between Hawaiian Airlines, Inc., as Borrower, and Kreditanstalt fur Wiederaufbau, as Lender. Capitalized terms used herein without definition shall have the same meanings ascribed in the Loan Agreement.

           The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, as of the Assignment Date set forth below, the interests set forth herein (the "Assigned Interest") in the Assignor's rights and obligations under the Loan Agreement, including, without limitation, the interests set forth herein in the Commitment of the Assignor on the Assignment Date and the Loans owing to the Assignor which are outstanding on the Assignment Date, together with the corresponding interests of the Assignor under the Guaranty Agreement and the Parent Guarantee, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Loan Agreement, the Guaranty Agreement and the Parent Guarantee and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the terms of the Loan Agreement (including, without limitation, Section 7.8 thereof), the Guaranty Agreement and the Parent Guarantee and, to the extent of the Assigned Interest, have rights and obligations of a Lender thereunder and
(ii) the Assignor, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations thereunder.

           This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

Facility                                       Principal Amount Assigned
--------                                       -------------------------
Loans                                                $

Commitment                                      $

The terms set forth above hereby agreed to:

                                                              , as Assignor
                                           -------------------
                                           By
                                               -----------------------------
                                               Name:
                                               Title:

                                                              , as Assignee
                                           -------------------
                                           By
                                               -----------------------------
                                               Name:
                                               Title:

The Guarantor acknowledges receipt of a copy of the within assignment and confirms that the Guaranty Agreement remains in full force and effect for the benefit of the Assignee to the extent of the Assigned Interest.

Rolls-Royce Deutschland GmbH

By
    ----------------------------------
      Name:
      Title:

The Parent Guarantor acknowledges receipt of a copy of the within assignment and confirms that the Parent Guarantee remains in full force and effect for the benefit of the Assignee to the extent of the Assigned Interest.

Rolls-Royce plc

By
    ----------------------------------
      Name:
      Title:

                                                                 EXECUTION COPY

===============================================================================


                            HAWAIIAN AIRLINES, INC.,

                                    Borrower

                         KREDITANSTALT FUR WIEDERAUFBAU,

                                     Lender


                                 LOAN AGREEMENT

                                 $
                                  ------------

                                ----------------

                            Dated as of May 26, 2000

                                ----------------


===============================================================================

                                TABLE OF CONTENTS

                                                                                                      PAGE
SECTION 1       DEFINITIONS AND INTERPRETATION.......................................................    1
    1.1         Definitions..........................................................................    1
    1.2         Interpretation.......................................................................    8
    1.3         Accounting Terms and Determinations..................................................    8

SECTION 2       AGREEMENT FOR THE LOAN...............................................................    9
    2.1         The Loans............................................................................    9
    2.2         Note.................................................................................   10
    2.3         Interest.............................................................................   10
    2.4         Repayment............................................................................   11
    2.5         Manner and Time of Payments..........................................................   12
    2.6         Commitment Commission, Fees, Voluntary Reductions of Commitments.....................   12
    2.7         Amendment of Delivery Schedule.......................................................   13
    2.8         Register.............................................................................   14
    2.9         Additional Costs; Illegality.........................................................   14
    2.10        Mitigation...........................................................................   15
    2.11        Net Payments.........................................................................   15
    2.12        Funding Costs........................................................................   17

SECTION 3       CONDITIONS...........................................................................   17
    3.1         Conditions Precedent to Initial Loan.................................................   17
    3.2         Conditions Precedent to All Loans....................................................   19

SECTION 4       REPRESENTATIONS AND WARRANTIES.......................................................   20
    4.1         Representations and Warranties.......................................................   20
                (a)     Corporate Organization, etc..................................................   20
                (b)     Due Authorization............................................................   20
                (c)     Litigation...................................................................   21
                (d)     Financial Statements.........................................................   21
                (e)     Taxes........................................................................   21
                (f)     No Default...................................................................   22
                (g)     Investment Company Act; Margin Regulations...................................   22
                (h)     Public Utility Holding Company Act...........................................   22
                (i)     Legal, Valid and Binding Agreements..........................................   22
                (j)     Compliance with ERISA........................................................   22
                (k)     Choice of Law................................................................   23


                                                                                                      PAGE
                (l)     Taxes on Payments............................................................   23
                (m)     No Immunity..................................................................   23
    4.2         Times for Making Representations and Warranties......................................   23

SECTION 5       COVENANTS............................................................................   23
    5.1         Covenants............................................................................   23
                (a)     Performance of Obligations...................................................   23
                (b)     Compliance with Laws.........................................................   24
                (c)     Certificated Air Carrier.....................................................   24
                (d)     Notice of Borrower Default and Borrower Event of Default.....................   24
                (e)     Financial Statements and Other Reports.......................................   24
                (f)     Preservation of Corporate Existence, etc.....................................   26
                (g)     Use of Proceeds..............................................................   27
                (h)     Pari Passu Ranking...........................................................   27

SECTION 6       DEFAULTS.............................................................................   27

    6.1         Events of Default....................................................................   27

SECTION 7       MISCELLANEOUS........................................................................   30
    7.1         Notices..............................................................................   30
    7.2         No Waivers; Remedies Cumulative......................................................   32
    7.3         Expenses; Documentary Taxes; Indemnification.........................................   32
    7.4         Transaction Evidence and Calculations................................................   33
    7.5         Setoff...............................................................................   33
    7.6         Severability.........................................................................   33
    7.7         Amendments and Waivers...............................................................   33
    7.8         Successors and Assigns...............................................................   33
    7.9         Governing Law; Submission to Jurisdiction............................................   35
    7.10        Counterparts; Integration............................................................   36
    7.11        WAIVER OF JURY TRIAL.................................................................   36
    7.12        Confidentiality......................................................................   36
    7.13        Payments Under Guaranty..............................................................   36


    Schedule I   --  Delivery Schedule
    Exhibit A    --  Form of Note
    Exhibit B    --  Form of Loan Request
    Exhibit C-1  --  Form of Opinion of General Counsel of the Borrower
    Exhibit C-2  --  Form of Opinion of Special Counsel to the Borrower
    Exhibit D-1  --  Form of Opinion of Special U.S. Counsel to the Guarantor
    Exhibit D-2  --  Form of Opinion of In-House Counsel of the Guarantor
    Exhibit D-3  --  Form of Opinion of General Counsel of the Parent Guarantor
    Exhibit E    --  Form of Assignment Agreement

           SECURED REIMBURSEMENT AGREEMENT, dated as of May 26, 2000, between HAWAIIAN AIRLINES, INC., a Hawaiian corporation (the "BORROWER"), and ROLLS-ROYCE DEUTSCHLAND GMBH, a limited liability company organized under the laws of Germany (the "GUARANTOR").

           WHEREAS:

           (A) The Borrower has entered into Purchase Agreement No. 2252, dated as of December 31, 1999 (the "PURCHASE AGREEMENT"), with McDonnell Douglas Corporation (the "MANUFACTURER") providing for, among other things, the manufacture and sale of certain Model 717-22A aircraft described therein.

           (B) Concurrently herewith, the Borrower is entering into a Loan Agreement (the "LOAN AGREEMENT") with Kreditanstalt fur Wiederaufbau (the "LENDER") providing for the financing of certain pre-delivery payments due the Manufacturer under the Purchase Agreement.

           (C) The Guarantor will, subject to the conditions set forth in
Section 3, enter into a Guaranty Agreement (the "GUARANTY AGREEMENT") with the Lender providing for the guaranty by the Guarantor of the Borrower's obligations to pay certain scheduled principal and interest payments and certain other payments under the Loan Agreement (the "GUARANTEED PAYMENTS").

           (D) Rolls-Royce plc (the "PARENT GUARANTOR") will enter into a Guarantee (the "PARENT GUARANTEE") in favor of the Lender providing for the guaranty of the Guarantor's obligations under the Guaranty Agreement.

           (E) To induce the Guarantor to enter into the Guaranty Agreement and the Parent Guarantor to enter into the Parent Guarantee, the Borrower is entering into this Agreement providing for, among other things, the reimbursement by the Borrower to the Guarantor of all payments made by the Guarantor under the Guaranty Agreement with respect to the Guaranteed Payments.

           (F) As a condition precedent to the Guarantor entering into the Guaranty Agreement and the Parent Guarantor entering into the Parent Guarantee and to secure performance by the Borrower of its obligation to repay amounts paid by the Guarantor to the Lender and the Borrower's other obligations under this Agreement, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, the Borrower is, concurrently with the execution and delivery of this Agreement, granting to the Guarantor a first priority security interest in the Purchase Agreement pursuant to and subject to the terms of a Security Agreement (the "SECURITY AGREEMENT") between the Borrower and the Guarantor.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

           1.1 DEFINITIONS. (a) In this Agreement, unless the context requires another meaning:

           "AFFILIATE" means, as to any Person, any other Person directly or indirectly controlling, or controlled by or under common control with such Person, including without limitation any Person owning 10% or more of any class of voting securities of such Person ("control" meaning the power to direct the management of a Person, whether by the ownership of securities or by contract or otherwise).

           "CAPITAL LEASE" means any lease that has been or should be capitalized in accordance with GAAP.

           "CONSISTENT BASIS" means, in reference to the application of GAAP, the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 5.1(e).

           "EVENT OF DEFAULT" means any event specified in Section 6.1.

           "INDEBTEDNESS FOR MONEY BORROWED" means, with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than accounts and trade payables incurred in the ordinary course of business.

           "LIBOR" means, for any period, (I) the rate for deposits in Dollars for a period comparable to such period which rate appears on Telerate Page 3750 as of 11:00 a.m., London time, two Business Days prior to the date such period begins, or (II) if no such rate appears on such Telerate Page 3750, the rate quoted by a bank, as determined by the Guarantor, to other banks in the London eurodollar market at or about 11:00 a.m. London time, two Business Days prior to the date such period begins, for deposits in Dollars for a period comparable to such period.

           "REIMBURSEMENT OBLIGATIONS" means all amounts payable by the Borrower under Sections 2.1, 2.2 and 2.7.

           (b) Capitalized terms used in this Agreement without definition are as defined in the Loan Agreement.

           1.2 INTERPRETATION. Section 1.2 of the Loan Agreement and the rules of interpretation set forth therein are hereby incorporated by reference in this Agreement as if set forth fully herein.

           1.3 ACCOUNTING AND FINANCIAL DETERMINATIONS. Except as otherwise required by the terms and provisions hereof, all accounting terms used in this Agreement and the Security Agreement shall be construed, and all financial calculations made for purposes hereof and thereof and all other determinations relating generally to the financial condition or operations of the Borrower shall be made, in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Guarantor.

                                    SECTION 2

                                  REIMBURSEMENT

           2.1 REIMBURSEMENT OBLIGATION OF THE BORROWER. If the Guarantor shall make any payment to the Lender, or any other payment (including withholding taxes) for the benefit of the Lender, under the Guaranty Agreement with respect to the Guaranteed Payments (as defined therein), whether made directly or by means of a set-off, the Borrower shall immediately, on demand, pay to the Guarantor, or, at the direction of the Guarantor if the Parent Guarantor has made a payment referred to in the next sentence, to the Parent Guarantor, an amount or amounts equal to the amount of such payment. For all purposes hereof, all payments made by the Parent Guarantor to the Lender under the Parent Guarantee in satisfaction of the Guarantor's obligations under the Guaranty Agreement shall be deemed made by the Guarantor to the Lender under the Guaranty Agreement.

           2.2 INTEREST. The Borrower will pay the Guarantor interest at the rate of LIBOR for such successive periods as the Guarantor may select plus ____ on:

           (a) any and all amounts paid by the Guarantor under the Guaranty Agreement with respect to the Guaranteed Payments; and

           (b) all amounts payable to the Guarantor under Section 2.7,

from, in the case of clause (a), the date such amounts were paid by the Guarantor or, in the case of clause (b), the date such amounts are payable to the Guarantor, to but not including the date of reimbursement or payment in full by the Borrower.

           2.3 METHOD AND PLACE OF PAYMENT. All payments by the Borrower to the Guarantor under this Agreement shall be made in Dollars in immediately available funds not later than 11:00 a.m. on the scheduled due date, New York City time, to the Guarantor's account (_____________) maintained with Trinkaus & Burkhardt Dusseldorf (Swift Code TUBDDEDD) or as otherwise directed by the Guarantor from time to time. Concurrently with making any such payment, the Borrower will give the Guarantor written notice of the amount of such payment. Whenever any payment by the Borrower to the Guarantor hereunder shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next following Business Day, and no interest or penalty shall be payable thereon if paid on such following Business Day.

           2.4 OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

           (a) any lack of validity or enforceability of or termination of or default under this Agreement, the Loan Agreement, the Purchase Agreement, the Security Agreement, the Guaranty Agreement, the Parent Guarantee or any other Transaction Document;

           (b) the existence of any claim, set-off, defense or other rights that the Borrower may at any time have against the Manufacturer, the Lender, the Guarantor, the Parent

      Guarantor or their respective Affiliates, whether in connection with the transactions contemplated by this Agreement, the Loan Agreement, the Purchase Agreement, the Security Agreement, the Guaranty Agreement, the Parent Guarantee, any other Transaction Document or otherwise, and whether asserted by cross-claim, claim for contribution, in tort, contract or otherwise, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

           (c) any statement contained in, or document delivered in connection with, this Agreement, the Loan Agreement, the Purchase Agreement, the Security Agreement, the Guaranty Agreement, the Parent Guarantee or any other Transaction Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

           (d) any amendment or waiver of or consent to or departure from any provisions of this Agreement, the Loan Agreement, the Purchase Agreement, the Security Agreement, the Guaranty Agreement, the Parent Guarantee or any other Transaction Document whether or not consented to by the Borrower;

           (e) payment by the Guarantor under the Guaranty Agreement or by the Parent Guarantor under the Parent Guarantee in a manner which does not strictly comply with the terms thereof; or

           (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding the foregoing, the Guarantor agrees that:

                (i)   following any request by the Lender to the Guarantor under
      Section 5(d) of the Guaranty Agreement to purchase the outstanding Loans because of the occurrence of a Buy-Out Event (as defined in the Guaranty Agreement), so long as no Default or Event of Default under this Agreement shall have occurred and be continuing, (A) the Guarantor will purchase, or cause to be purchased, all, but not less than all, of the outstanding Loans and assume, or cause to be assumed, all of the rights and obligations of the Lender under the Loan Agreement, all as provided in
      Section 5(c) of the Guaranty Agreement, before any acceleration of the Loans or termination of the Commitment, and (B) the Guarantor will not accelerate the maturity of the Loans or terminate the Commitment, or permit the maturity of the Loans to be accelerated or the Commitment to be terminated, as a result of such Buy-Out Event; PROVIDED that if for any reason the maturity of the Loans has been accelerated or the Commitment has been terminated as a result of such Buy-Out Event before the Guarantor shall have made such purchase and assumption or caused such purchase and assumption to be made, and provided that no Default or Event of Default under this Agreement shall have occurred and be continuing, the Guarantor will, or will provide that, as a condition precedent to the purchase of the outstanding Loans by any other Person, such Person will, immediately rescind such acceleration and continue the Loans and restore the Commitment outstanding under the Loan Agreement as if no such acceleration or termination had occurred
      (and notify the Borrower and the Manufacturer of such rescission and restoration);

                (ii) if the Lender makes any demand for repayment of any or all of the outstanding Loans as a result of the existence of an event described in Section 6.1(k) or (l) of the Loan Agreement, so long as no Default or Event of Default shall have occurred and be continuing, (A) the Guarantor will promptly purchase, or cause to be purchased, all, but not less than all, of the outstanding Loans and assume, or cause to be assumed, all of the rights and obligations of the Lender under the Loan Agreement, all as provided in Section 5(c) of the Guaranty Agreement, before any acceleration of the maturity of the Loans or termination of the Commitment, and (B) the Guarantor will not accelerate the maturity of the Loans or terminate the Commitment, or permit the maturity of the Loans to be accelerated or the Commitment to be terminated, as a result of such event described in such Section 6.1(k) or (l); PROVIDED that if for any reason the maturity of the Loans has been accelerated or the Commitment has been terminated as a result of such event before the Guarantor shall have made such purchase and assumption or caused such purchase and assumption to be made, and provided that no Default or Event of Default under this Agreement shall have occurred and be continuing, the Guarantor will, or will provide that, as a condition precedent to the purchase of the outstanding Loans by any other Person, such Person will, immediately rescind such acceleration and continue the Loans and restore the Commitment outstanding under the Loan Agreement as if no such acceleration or termination had occurred (and notify the Borrower and the Manufacturer of such rescission and restoration); and

                (iii) if the Lender refuses to make a Loan solely because of any failure by the Guarantor or the Parent Guarantor to satisfy the conditions precedent relating to the Guarantor or the Parent Guarantor set forth in
      Section 3.1 or 3.2 of the Loan Agreement, the Guarantor will promptly make such loan or cause such loan to be made.

           2.5 WITHHOLDINGS. (a) Except as otherwise provided in this Section 2.5, all payments made by Borrower to the Guarantor or the Parent Guarantor hereunder or under any other Transaction Document to which it is a party, will be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, now or hereafter imposed by way of withholding or deduction or with respect to such payments, but excluding:

      (i) any Tax imposed that would not have been imposed but for a present or former connection between the jurisdiction of the government or taxing authority imposing such Tax and the Guarantor or the Parent Guarantor or any Person related to the Guarantor or the Parent Guarantor, other than a connection arising solely from the Guarantor or the Parent Guarantor having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or any other Transaction Document to which the Guarantor or the Parent Guarantor is a party;

      (ii) any Tax on the Guarantor's or the Parent Guarantor's overall net income imposed by the jurisdiction in which its principal office is situate; and

      (iii) any Tax to the extent such Tax would not have been imposed if the principal office of the Guarantor or the Parent Guarantor, as the case may be, had at all times been located in the same country as the office set forth in Section 8.3, in the case of the Guarantor, or such office of the Parent Guarantor as originally set forth in the Parent Guarantee

      (any non-excluded Tax, an "INDEMNIFIED WITHHOLDING TAX").

           (b) If any Indemnified Withholding Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Indemnified Withholding Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any other Transaction Document to which it is a party, after withholding or deduction for or on account of any Indemnified Withholding Taxes, will not be less than the amount provided for herein or therein. The Borrower will furnish to the Guarantor or the Parent Guarantor within 15 days after the date the payment of any withholding Taxes in respect of payments hereunder is due pursuant to applicable law certified copies of tax receipts (if available) evidencing such payment by the Borrower. In accordance with the foregoing, the Borrower agrees to indemnify and hold harmless the Guarantor and the Parent Guarantor, and reimburse each of the Guarantor and the Parent Guarantor upon its written request, for the amount of any Indemnified Withholding Taxes levied or imposed and paid by it.

           (c) Each of the Guarantor and the Parent Guarantor shall provide to the Borrower on or prior to the date of the initial Loan two accurate and complete (including the United States taxpayer identification number of the Guarantor or the Parent Guarantor, as the case may be) original signed copies of Internal Revenue Service Form W-8BEN (or a successor form) demonstrating a complete exemption from United States Federal income tax. To the extent legally entitled to do so, upon request by the Borrower made not more often than reasonably required, the Guarantor and the Parent Guarantor shall provide to the Borrower such forms as may be required to obtain exemption from or a reduction of United States Federal income tax.

           (d) If the Borrower pays under clause (b) any additional amount (a "TAX PAYMENT") and the Guarantor or the Parent Guarantor effectively obtains a refund of tax or credit against tax by reason of that Tax Payment (a "TAX CREDIT"), and the Guarantor or the Parent Guarantor, as the case may be, is able to identify the Tax Credit as being attributable to the Tax Payment, then the Guarantor or the Parent Guarantor, as the case may be, shall reimburse the Borrower such amount as the Guarantor or the Parent Guarantor, as the case may be, determines to be in the proportion of the Tax Credit as will leave the Guarantor or the Parent Guarantor, as the case may be (after that reimbursement) in no better or worse position than it would have been if the Tax Payment has not been required. Nothing in this clause (d) interferes with the right of each of the Guarantor and the Parent Guarantor to arrange its tax affairs in whatever manner it thinks fit and, without prejudice to the foregoing, each of the Guarantor and the Parent Guarantor is under no obligation to claim a Tax Credit, or to claim a Tax Credit in priority to any other claim, relief, credit or deduction available to it. Neither the Guarantor nor the Parent Guarantor is obliged to disclose any information regarding its tax affairs or computation to the Borrower.

           2.6 MITIGATION. If, with respect to the Guarantor, a condition arises or an event occurs which would, or would upon the giving of notice, result in any additional amounts becoming payable to the Guarantor pursuant to Section 2.5, the Guarantor, promptly upon becoming aware of the same, shall, in consultation with the Borrower, take such steps as may reasonably be open to it to mitigate the effects of such condition or event, PROVIDED that the Guarantor shall be under no obligation to take any step that, in its good faith opinion, would (A) result in its incurring any additional costs in performing its obligations hereunder (unless the Borrower has agreed to reimburse for the same) or (b) be otherwise adverse to the Guarantor in a material respect or (C) would be contrary to the Guarantor's general policies.

           2.7 FACILITY FEE. If the Borrower fails to borrow any Loan under the Loan Agreement by June 30, 2000 for any reason (other than the failure of the condition precedent specified in Section 3.1(c) or the failure of any other condition precedent to the making of any Loan relating to the Guarantor or the Parent Guarantor), it shall pay to the Guarantor __________, being the amount of facility fee the Guarantor paid to the Lender on the Borrower's behalf to procure the Lender's agreement to make the Loans.

                                    SECTION 3

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                OF THE GUARANTOR

           3.1 CONDITIONS PRECEDENT. The obligation of the Guarantor to execute and deliver the Guaranty Agreement is subject to the fulfillment to the satisfaction of the Guarantor of the following conditions precedent:

           (a) TRANSACTION DOCUMENTS. Each Transaction Document and the Purchase Agreement and all other instruments in connection with the transactions contemplated hereby and thereby shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in the forms provided and otherwise reasonably satisfactory in form and substance to the Guarantor and an executed original of each such document or instrument (or certified copy in the case of the Purchase Agreement) shall have been delivered to the Guarantor.

           (b) CERTIFICATES AS TO RESOLUTIONS AND CORPORATE PROCEEDINGS. The Guarantor shall have received copies, certified by the Secretary or an Assistant Secretary of the Borrower, of the following documents:

           (i) resolutions of the Board of Directors of the Borrower duly authorizing (x) the execution, delivery and performance by the Borrower of this Agreement, the Loan Agreement, the Security Agreement, and the Purchase Agreement and all other transactions contemplated hereby or thereby and (y) specified officers of the Borrower to execute and deliver on behalf of the Borrower each such document;

           (ii) certificates of incumbency and signatures of duly authorized officers of the Borrower executing the documents referred to in item (x) of clause (i) above; and

           (iii) such other documents and instruments with respect to the Borrower as the Guarantor may reasonably request in order to establish the consummation of the transactions contemplated hereby, the taking of all necessary corporate action in connection herewith and compliance with all the conditions set forth in this Section 3.1.

           (c) COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC. On and as of the date of the execution and delivery of the Guaranty Agreement:

           (i) no Event of Default or Default shall have occurred and be continuing hereunder;

           (ii) the representations and warranties contained, or incorporated by reference, herein and in the Security Agreement shall be true and correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct as of such earlier date); and

           (iii) none of the following shall have occurred and be continuing:

                (x) a default (including any payment default) under any purchase agreement, spare parts agreement, lease, financing arrangement or other contract with or guaranteed by the Guarantor, or any of its Affiliates;

                (y) any event, condition or circumstance which results in the Manufacturer ceasing to provide, or terminating its commitment to provide, any financing to the Borrower with respect to the Borrower's order for or acquisition of the aircraft under the Purchase Agreement, under the terms of such commitment or as permitted by Applicable Law; or

                (z) the public announcement by the Borrower of its intention to file a petition initiating bankruptcy proceedings under the United States Bankruptcy Code or similar insolvency or reorganization proceedings or arrangements, and the Guarantor shall have received an Officer's Certificate of the Borrower, dated as of such date, with respect to each of the matters set forth in clauses
(i) through (iii).

           (d) APPROVALS. All approvals and consents of any shareholder, trustee or holder of any indebtedness or other obligation of the Borrower which are required in connection with any of the transactions contemplated hereby or the purchase of the aircraft under the Purchase Agreement shall have been duly obtained, and the Borrower shall have delivered to the Guarantor an Officer's Certificate to which all such approvals and consents and other evidence thereof requested by the Guarantor are attached, satisfactory in form and substance to the Guarantor.

           (e) GOVERNMENT ACTION. All appropriate action (if any) required to have been taken in connection with any of the transactions contemplated by this Agreement, the Loan Agreement, the Security Agreement and the purchase of the aircraft pursuant to the Purchase Agreement, shall have been duly taken by each governmental authority or agency having jurisdiction, and the Borrower shall have furnished the Guarantor with satisfactory evidence of all such governmental approvals.

           (f) PAYMENTS. The Borrower shall have paid the fees and expenses referred to in Section 8.7.

           (g) OPINION OF THE BORROWER'S COUNSEL. The Borrower shall have furnished the Guarantor with a favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Borrower, and Lyn F. Anzai, General Counsel of the Borrower, each in form and substance satisfactory to the Guarantor.

           (h) ILLEGALITY. No change in Applicable Law shall have occurred after the date of this Agreement which would make it illegal for the Guarantor to participate in the transactions contemplated hereby.

           (i) LITIGATION. No action or proceeding shall have been commenced or threatened before any court or government agency, and no order, judgment or decree shall have been issued by any court or government agency, to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement, the Loan Agreement, the Security Agreement, the Purchase Agreement, the Guaranty Agreement, the Parent Guarantee or any other Transaction Document or the consummation of the transactions hereby or thereby contemplated.

           (j) LIEN SEARCHES. The Guarantor shall have received the results of a recent search by a Person satisfactory to the Guarantor, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be reasonably satisfactory to the Guarantor.

           (k) FINANCING STATEMENTS. The Borrower shall have delivered to the Guarantor UCC-1 financing statements covering the Security (as defined in the Security Agreement) subject to the Security Agreement, duly completed and executed by the Borrower, to the Guarantor's satisfaction, and showing the Borrower as debtor and the Guarantor as secured party. Each such financing statement shall have been duly filed in all such public offices as may be necessary or advisable to perfect the security interests granted to the Guarantor under the Security Agreement.

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

           4.1. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Guarantor that, as of the date hereof and as of each time referred to in Section 4.2 of the Loan Agreement:

           (a) the representations and warranties contained in Section 4.1 of the Loan Agreement are true and correct to the same extent as if set forth in full herein (except to the extent such representations and warranties relate to an earlier date in which case they shall be true and correct as of such earlier date), and all such representations and warranties are hereby incorporated by reference herein with the same effect as if they were set forth in full herein; and

           (b) no default by the Borrower (including any payment default involving any payment in an amount in excess of ___________) under any purchase agreement, spare parts agreement, lease, financing arrangement or other contract with or guaranteed by the Guarantor, or any of its Affiliates or any entity in which the Guarantor or any of its Affiliates directly or indirectly holds at least 40% of the aggregate equity interest (an "INTERESTED ENTITY") has occurred and is continuing after the expiration of any applicable grace period thereunder or, in the absence of an applicable grace period, three Business Days after written notice thereof has been given by the Guarantor to the Borrower.

                                    SECTION 5

                                    COVENANTS

           5.1 COVENANTS. The Borrower covenants and agrees that, so long as this Agreement shall be in effect or any Liabilities (as defined in the Security Agreement) shall remain outstanding or shall remain unperformed, and unless the Guarantor shall otherwise consent in writing:

           (a) PERFORMANCE OF OBLIGATIONS. The Borrower shall perform all of its obligations under this Agreement, the Security Agreement, the Loan Agreement, the Purchase Agreement and any other Transaction Document to which it is a party.

           (b) COMPLIANCE WITH LAWS. The Borrower shall comply with all Applicable Laws in connection with the Security (as defined in the Security Agreement) under the Security Agreement and the performance of its obligations under this Agreement and each other Transaction Document to which it is a party, the non-compliance with which would have a Material Adverse Effect, except any Applicable Law the validity or applicability of which is being contested in good faith by proper proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

           (c) CERTIFICATED AIR CARRIER. The Borrower shall maintain at all times its certificate of public convenience and necessity under Section 41101 of the Aviation Act, or any successor provision, as and for so long as such certificate is a condition to the applicability of Section 1110 of the United States Bankruptcy Code to aircraft owned or leased by the Borrower.

           (d) NOTICE OF EVENT OF DEFAULT. The Borrower shall promptly on the occurrence of an Event of Default hereunder, provide the Guarantor with an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

           (e) FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower shall furnish to the Guarantor and the Parent Guarantor the following described financial statements, reports, notices and information:

           (i) QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the end of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated subsidiaries, if any, at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated subsidiaries, if any, for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year of the Borrower, all in reasonable detail and certified by a principal financial officer of the Borrower that they fairly present the financial condition of the Borrower and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied to quarterly financial statements on a basis consistent with prior quarters (except as otherwise stated therein), subject to changes resulting from audit and normal year-end adjustment; PROVIDED that so long as the Borrower shall have any securities registered under the Exchange Act, delivery to the Guarantor and the Parent Guarantor within such time period of the Borrower's Quarterly Report on Form 10-Q (together with all documents incorporated by reference therein that contain financial information otherwise required to be stated therein) as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (i).

           (ii) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated subsidiaries, if any, at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its consolidated subsidiaries, if any, for such fiscal year, setting forth in each case in comparative form, the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Borrower which shall state that such consolidated financial statements present fairly the financial position of the Borrower and its consolidated subsidiaries, if any, as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP on a basis consistent with prior years (except as otherwise stated therein) and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; PROVIDED that so long as the Borrower shall have any securities registered under the Exchange Act, delivery to the Guarantor and the Parent Guarantor within such time period of the Borrower's Annual Report on Form 10-K (together with all documents incorporated by reference therein that contain financial information otherwise required to be stated therein) as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (ii).

           (iii) PUBLIC REPORTS. Promptly upon their becoming available, copies of all other financial statements, reports, notices and proxy statements sent by the Borrower to its security holders, all other regular and periodic reports and all current reports on Form 10-K, 10-Q or 8-K filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions.

           (iv) OFFICER'S CERTIFICATE. Together with each delivery of financial statements or reports required by clause (i) or (ii) above, an Officer's Certificate of the Borrower, to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Security Agreement, the Loan Agreement and the Purchase Agreement and has made, or caused to be made under his or her supervision, a review of the transactions and condition of the Borrower during the period covered by such financial statements, and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default or Default hereunder or under the Loan Agreement or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.

           (v) OTHER INFORMATION. Such other data or information regarding the business, affairs or financial condition of the Borrower as the Guarantor may from time to time reasonably request, promptly upon receipt of such request.

           (vi) LITIGATION. Promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect.

           (f) NOTICES. The Borrower shall furnish to the Guarantor, and the Guarantor shall be entitled to rely on, each notice, Officer's Certificate and other document or instrument delivered to the Lender under the Loan Agreement simultaneously with delivery thereof to the Lender (to the extent such notice, Officer's Certificate or other document is not furnished under the terms of this Agreement).

           (g) PRESERVATION OF CORPORATE EXISTENCE. (i) Except as permitted by
      Section 5.1(h), the Borrower shall maintain and preserve at all times its corporate existence.

The Borrower shall not voluntarily suspend all or substantially all of its commercial airline operations.

           (ii) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises, except for any corporate right, power, privilege or franchise that it determines is no longer necessary or desirable in the conduct of its business.

           (h) MERGER AND CONSOLIDATION. The Borrower shall not merge or consolidate with or into any other Person or convey, transfer or lease all or substantially all its assets as an entirety to any other Person, whether in a single transaction or a series of related transactions, unless:

                (i) the Borrower has obtained the Guarantor's prior written consent, which consent shall not be unreasonably withheld; or

                (ii) the Borrower has not obtained such consent from the Guarantor but:

                      (1) the surviving corporation is organized and existing
                under the laws of any state of the United States and is a United States air carrier as to which there is in force a certificate issued pursuant to Section 41101 of the Federal Aviation Act, and an air carrier operating certificate issued pursuant to Part 121 of the Federal Aviation Regulations;

                      (2) the surviving corporation has executed an assumption
                agreement, in form and substance reasonably satisfactory to the Guarantor, pursuant to which such surviving corporation has agreed to assume all of the Borrower's obligations under the Transaction Documents;

                      (3) immediately after such merger or consolidation, no
                Event of Default shall have occurred and be continuing; and

                      (4) the net worth of the surviving corporation shall be at least equal to the lesser of:

                           (x) the Borrower's net worth immediately prior to such merger or consolidation; and

                           (y) the greater of (i) 75% of the Borrower's net
                      worth immediately prior to such merger or consolidation, and (ii) $75,000,000.

      Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all the assets of the Borrower as an entirety in accordance with this clause (h), the successor corporation formed by such consolidation or merger or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, the Loan Agreement and the Security Agreement with the same effect as if such successor corporation had been named as the Borrower herein and therein.

           (i) NO INCONSISTENT AGREEMENTS. The Borrower shall not enter into any agreement containing any term or provision which will be violated, contravened or breached by the Borrower's performance of its obligations hereunder and under the Security Agreement, the Loan Agreement and the Purchase Agreement.

           (j) USE OF PROCEEDS. The Borrower agrees to apply the proceeds of each Loan for each Aircraft solely and exclusively to installments of the purchase price of such Aircraft to be purchased under the Purchase Agreement.

           (k) AMENDMENTS OF LOAN AGREEMENT. (i) Without the prior written consent of the Guarantor, the Borrower shall not amend, modify or waive any term of the Loan Agreement.

           (ii) The Borrower may from time to time, without the Guarantor's written consent, amend the Delivery Schedule to give effect to changes in the delivery dates of Aircraft permitted under clause (l), PROVIDED that the Borrower shall cause the Manufacturer to supply a revised delivery schedule for the affected Aircraft acceptable to the Guarantor as promptly as practicable after it becomes likely that any event will give rise to a delay in the delivery date for an Aircraft. The Borrower may from time to time amend the Delivery Schedule to give effect to amendments of the Purchase Agreement permitted by clause (l).

           (l) CONSENTS, WAIVERS ETC. The Borrower shall not, without the Guarantor's prior written consent, give any consent, waiver (including a waiver of a breach of or default under the Purchase Agreement) or approval under the Purchase Agreement or take any other action in connection with the Purchase Agreement that has the effect of (i) increasing the purchase price of any Aircraft, (ii) materially changing the specifications of any Aircraft or (iii) increasing the risk or exposure of the Guarantor under the Guaranty Agreement.

           (m) NO ADDITIONAL INDEMNITIES. The Borrower shall not, without the Guarantor's prior written consent, which consent is not to be unreasonably withheld, agree to reimburse the Lender for any amounts pursuant to
      Section 2.10 of the Loan Agreement.

                                   SECTION 6

                                EVENTS OF DEFAULT

           6.1 EVENTS OF DEFAULT. If one or more of the following events shall have occurred and be continuing:

           (a) the Borrower shall fail to make any payment required to be made under this Agreement with respect to the Reimbursement Obligations when the same becomes due and payable; or

           (b) the Borrower shall fail to perform or comply with any term contained in Section 5.1(g)(i), 5.1(h), 5.1(j), 5.1(k), 5.1(l) or 5.1(m);
      or

           (c) the Borrower shall fail to perform or comply with any covenant or agreement to be performed or observed by it under this Agreement, the Security Agreement or the Loan Agreement and if capable of remedy, such failure shall continue unremedied for a period of 30 days after the earlier of written notice thereof shall have been given by the Guarantor to the Borrower and the Borrower becoming aware of such default; or

           (d) any representation or warranty of the Borrower in this Agreement, the Security Agreement or the Loan Agreement or in any instrument or certificate delivered in connection herewith or therewith or pursuant hereto or thereto shall at any time prove to have been incorrect or incomplete in any material respect at the time made or repeated; or

           (e) an "Event of Default" (other than one specified in Section 6.1(k) or (l) of the Loan Agreement or, if caused solely by an "Event of Default" specified in Section 6.1(k) or (l) of the Loan Agreement, Section 6.1(a) or (b) of the Loan Agreement) of the Loan Agreement shall have occurred and be continuing; or

           (f) (i) the Borrower or any of its Material Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal or premium or make-whole amount or interest on any Indebtedness for Money Borrowed that is outstanding in an aggregate principal amount of at least ____________ beyond any period of grace provided with respect thereto, or (ii) the Borrower or any of its Material Subsidiaries is in default in the performance or compliance with any term of any evidence of Indebtedness for Money Borrowed in an aggregate outstanding principal amount of at least ___________ or of any mortgage, indenture, or any other agreement relating thereto or any other condition exists, as a consequence of such default or condition of Indebtedness for Money Borrowed has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness for Money Borrowed to be), due and payable before its stated maturity or before the regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness for Money Borrowed to convert such Indebtedness for Money Borrowed into equity interests), (x) the Borrower or any of its Material Subsidiaries has become obligated to purchase or repay Indebtedness for Money Borrowed before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least _________, or (y) one or more Persons have the right to require the Borrower or any of its Material Subsidiaries so to purchase or repay such Indebtedness for Money Borrowed; or

           (g) a default by the Borrower (including any payment default involving any payment in an amount in excess of __________) under any purchase agreement, spare parts agreement, lease, financing arrangement or other contract with or guaranteed by the Guarantor, or any of its Affiliates or any entity in which the Guarantor or any of its Affiliates directly or indirectly holds at least 40% of the aggregate equity interest (an "INTERESTED ENTITY") shall have occurred and be continuing after the expiration of any applicable grace period thereunder or, in the absence of an applicable grace period, three Business Days after written notice thereof shall have been given by the Guarantor to the Borrower (without prejudice to any rights or remedies the Guarantor or any of its Affiliates or any interested entity may have under such contract); or

           (h) any event, condition or circumstance which results in the cancellation, termination or assignment of the Purchase Agreement (except
      (A) an assignment (x) under the Security Agreement, (y) in connection with a merger or consolidation permitted under Section 5.1(h) or (z) with respect to any Aircraft which has been delivered under the Purchase Agreement and as to which the principal of and accrued interest on the Loans relating to such Aircraft have been paid in full or (B) a termination of the Purchase Agreement with respect to an Aircraft pursuant to Article 7 of the AGTA (as defined in the Purchase Agreement) if the principal of and accrued interest on all Loans relating to such Aircraft shall have been paid not later than 10 days after such termination); or the Guarantor shall have received a "Seller Notice" pursuant to Section 3 of the Consent; or

           (i) the Borrower or any of its Material Subsidiaries shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property; or the Borrower or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally as they come due or shall fail generally to pay its debts as they become due or shall make a general assignment for the benefit of its creditors; or the Borrower or any of its Material Subsidiaries shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law; or the Borrower or any of its Material Subsidiaries shall file an answer admitting the material allegations of a petition filed against the Borrower or any of its Material Subsidiaries in any such proceeding, or otherwise seek relief under the provisions of any existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an arrangement, agreement, composition, extension or adjustment with its creditors; or the Borrower or any of its Material Subsidiaries shall take or publicly announce its intention to take corporate action in furtherance of any of the foregoing; or

           (j) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee or liquidator of the Borrower or any of its Material Subsidiaries or of any substantial part of its property, or any substantial part of the property of the Borrower or any of its Material Subsidiaries shall be sequestered, and any such order, judgment of decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or

           (k) a petition against the Borrower or any of its Material Subsidiaries in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 60 days thereafter; or a decree in respect of the Borrower or any of its Material Subsidiaries shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, and such decree shall remain unstayed and in effect for a period of 60 days; or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower or any of its Material Subsidiaries, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or any of its Material Subsidiaries or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days; or assets of the Borrower or any of its Subsidiaries with an aggregate value in excess of ___________ shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee appointed for the benefit of creditors of the Borrower or any of its Subsidiaries, and such attachment, seizure, levy, writ or appointment shall remain unstated and undismissed for 60 consecutive days; or

           (l) a final judgment or judgments for the payment of money aggregating in excess of ____________ are rendered against one or more of the Borrower and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

           (m) the Guarantor shall fail to have a valid and duly perfected first priority security interest in the Security (as defined in the Security Agreement) as security for all of the Liabilities (as defined in the Security Agreement); or

           (n) the Borrower shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect, then, and in every such Event of Default, the Guarantor may do any or all of the following: (v) direct the Lender not to make any further Loan under the Loan Agreement because such Event of Default has occurred and is continuing, (w) give notice to the Borrower and the Lender that the Commitment of the Lender is to be terminated, and the Loans for all Aircraft, together with all accrued interest and all other amounts payable by the Borrower under the Loan Agreement, are to become immediately due and payable because such Event of Default has occurred and is continuing (PROVIDED that in the case of any of the Events of Default specified in clause (i), (j) or (k) above with respect to the Borrower, without any notice to the Borrower or any other act by the Guarantor, all Loans for all Aircraft shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower), (x) exercise any rights and remedies under the Security Agreement,
(y) take whatever action at law or in equity may appear necessary or desirable in its judgment to collect the amounts due and thereafter to become due under this Agreement or the Security Agreement or to enforce performance and observance of any obligation, agreement or covenant under this Agreement or the Security Agreement, or (z) proceed to enforce all other remedies available to it at law, in equity or by contract.

                                    SECTION 7

                                 INDEMNIFICATION

           7.1 GENERAL INDEMNITY. (a) The Borrower hereby agrees, whether or not any of the transactions hereby contemplated shall be consummated, to assume full liability for, and does hereby indemnify and agree to protect, save and keep harmless the Guarantor, its respective successors and assigns, and the respective Affiliates, directors, officers, employees, servants and agents thereof (each, an "INDEMNIFIED PARTY"), on an after-tax basis, from and against, and pay or reimburse each such Indemnified Party for, any and all Claims in any way relating to or arising out of the Guarantor's or the Parent Guarantor's execution, delivery and performance of any of the Transaction Documents (other than the Purchase Agreement). For purposes hereof, "CLAIMS" means liabilities, obligations, losses, damages, penalties (including civil or criminal), Taxes (other than Taxes on, based on, measured by or with respect to the net or gross income, capital, net worth, net or gross receipts, franchise or conduct of business (other than sales, use or similar Taxes) of any Indemnified Party (a "BUSINESS TAX") imposed by (X) the United States or (Y) any taxing authority other than the United States by or in which such Indemnified Party is subject to a Business Tax without regard to the transactions contemplated by the Transaction Documents), claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses and costs of investigation) of any kind and nature whatsoever, whether or not resulting from third party claims, including without limitation those arising in contract, tort or by strict or absolute liability or otherwise, and whether or not arising out of, or occasioned in whole or in part by, the negligence of an Indemnified Party, whether active, passive, or imputed, which may be imposed on, incurred by or asserted against any Indemnified Party (except for (i) Claims arising out of the gross negligence, fraud or willful misconduct of such Indemnified Party;
(ii) any Claim to the extent attributable to the breach of any contractual obligation by or the falsity or inaccuracy of any representation of, such Indemnified Party; (iii) any Claim to the extent attributable to the voluntary offer, sale or disposition by or on behalf of such Indemnified Person of its interest in the Transaction Documents or any part thereof or any security therefore other than following the occurrence of an Event of Default; (iv) any Claim (other than with respect to Taxes) to the extent that it is an ordinary and usual operating or overhead expense other than any such expense incurred by such Indemnified Party in connection with an Event of Default; (v) any expenses payable by the Guarantor under Section 16 of the Guaranty Agreement; and (vi) any Claim arising from any dispute or proceeding between the Guarantor and the Lender following a transfer of the Loans pursuant to Section 5 of the Guaranty). Payments due from the Borrower to each Indemnified Party pursuant to this
Section 7 shall be made directly to such Indemnified Party in immediately available funds.

           (b) CLAIMS PROCEDURE. An Indemnified Party shall promptly notify the Borrower of any Claim as to which indemnification is sought; PROVIDED that no delay in notifying the Borrower of any such Claim shall derogate from the Borrower's indemnification obligations hereunder so long as and to the extent that such failure does not result in any material adverse consequence to the Borrower. Subject to the rights of insurers under policies of insurance maintained by the Borrower, the Borrower shall have the right to investigate, and the right in its sole discretion to defend or compromise any Claim for which indemnification is sought under this Section 7, and the Indemnified Party shall cooperate, at the Borrower's expense, with all reasonable requests of the Borrower in connection therewith. Where the Borrower or the insurers under a policy of insurance maintained by the Borrower undertake the defense of an Indemnified Party with respect to a Claim, no additional legal fees or expenses of such Indemnified Party in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Borrower or such insurers PROVIDED, HOWEVER, that if (i) in the written opinion of counsel to such Indemnified Party, an actual or potential material conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel or (ii) such Indemnified Party has been indicted or otherwise charged in a criminal complaint and such Indemnified Party informs the Borrower that such Indemnified Party desires to be represented by separate counsel, the reasonable fees and expenses of any such separate counsel shall be borne by the Borrower. Subject to the requirements of any policy of insurance applicable to a Claim, an Indemnified Party may participate at its own cost and expense in any judicial proceeding controlled by the Borrower or its insurers pursuant to the preceding provisions, PROVIDED that such party's participation does not, in the opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, significantly interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7. Nothing contained in this Section 7 shall be deemed to require an Indemnified Party to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. This clause (b) shall not apply to Claims with respect to Taxes.

           (c) SUBROGATION. To the extent that a Claim indemnified by the Borrower under this Section 7 is in fact paid by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, the Borrower and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Party on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Should an Indemnified Party receive any refund, in whole or in part, with respect to any Claim paid by the Borrower hereunder, it shall promptly pay over the amount refunded (but not an amount in excess of the amount the Borrower or any of its insurers has paid to such Indemnified Party in respect to such Claim).

           (d) CERTAIN LIMITATIONS. The general indemnification provisions of this Section 7 are not intended to waive or supersede any specific provisions of, or any rights or remedies of the Borrower under or with respect to, any Transaction Document to the extent such provisions, rights or remedies apply to any Claim.

           (e) WAIVER. The Borrower will not have any claim whatsoever against the Guarantor in respect of the Manufacturer's exercise of its rights and remedies under the Purchase Agreement against the Borrower, including without limitation the giving of any "Seller Notice" referred to in the Consent; the Borrower's sole recourse, if any, will be against the Manufacturer.

           7.2 EFFECT OF OTHER INDEMNITIES. The indemnification obligations of the Borrower under this Section 7 shall be those of a primary obligor whether or not an Indemnified Party shall also be indemnified with respect to the same matter under the terms of any other instrument, and the Indemnified Party seeking indemnification from the Borrower pursuant to this Section 7 may proceed directly against the Borrower without first seeking to enforce any other right of indemnification. Upon the payment in full by the Borrower of any indemnification provided for under this Section 7, the Borrower shall be subrogated to any right of the Indemnified Party in respect to the matter as to which such indemnification was paid.

           7.3 SURVIVAL OF INDEMNITIES. Notwithstanding any other term or condition of any Transaction Document, the indemnities and agreements of the Borrower provided for in this Section 7 and Section 8.7 and the Borrower's obligations under any and all thereof, shall survive the repayment of any Loan, the sale and transfer of any Loan to the Guarantor pursuant to the Guaranty Agreement and the expiration or other termination of this Agreement, any other Transaction Document or the Purchase Agreement for the benefit of the Indemnified Parties at the time of such expiration or other termination.

                                   SECTION 8

                                 MISCELLANEOUS

           8.1 FURTHER ACTS AND ASSURANCES. The Borrower shall promptly and duly execute and deliver to the Guarantor, and to such other persons as the Guarantor shall reasonably designate, such further instruments and shall take such further action as may be required by law or as the Guarantor may from time to time reasonably request in order more effectively to carry out and accomplish the intent and purpose of this Agreement and to protect the rights and remedies created or intended to be created in favor of the Guarantor hereunder.

           8.2 WAIVERS, AMENDMENTS. The provisions of this Agreement may from time to time be amended, modified, discharged or waived, but only if such amendment, modification, discharge or waiver is in writing and signed by each party to this Agreement. No failure or delay on the part of the Guarantor in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notice to or demand on the Borrower made by the Guarantor in one case or circumstance shall not entitle the Borrower to any notice or demand in any similar or other case or circumstance. This Agreement and the Security Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

           8.3 NOTICES, COMMUNICATIONS AND INFORMATION. All notices, communications and other information provided under this Agreement shall be in writing and shall be given by personal delivery, first-class airmail, postage prepaid, or by cable, telex, teletype, facsimile or any other customary means of written communication, addressed as follows:

           The Borrower:

                Hawaiian Airlines, Inc.
                3375 Koapaka Street, G-350
                Honolulu, Hawaii 96819

                Attention: John L. Garibaldi, Executive Vice
                           President and Chief Financial Officer
                Telecopier: (808) 835-3690

                with a copy to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                2029 Century Park East
                Suite 2600
                Los Angeles, California 90067

                Attention: Ronald W. Goldberg
                Telecopier: (310) 229-1001

           The Guarantor:

                Rolls-Royce Deutschland GmbH
                Eschenweg 11
                15827 Dahlewitz
                Germany

                Attention: Head of Finance
                Telecopier: (49) 33-708-63633

                with a copy to:

                Rolls-Royce plc
                65 Buckingham Gate
                London SW1E 6AT
                United Kingdom

                Attention: Director of Treasury
                Telecopier: (44) 1332-245 981

or as to any party hereto at such other address as shall be notified by such party to the other party. Any notice shall be deemed given when received by the addressee.

           8.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, or affecting the validity or enforceability of such provision in any other jurisdiction. To the full extent permitted by applicable law, the Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

           8.5 REMEDIES CUMULATIVE. All rights and remedies existing under this Agreement and the Security Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the parties hereto and the Indemnified Parties. The Borrower shall not be entitled, without the prior written consent of the Guarantor, to assign or transfer any of the Borrower's rights hereunder except as permitted under Section 5.1(h). The Guarantor shall be entitled, without the prior written consent of the Borrower, to assign or transfer all or any portion of its rights hereunder to any Person who assumes its obligations under the Guaranty Agreement, but no assignee of the Guarantor will be entitled to the provisions of Section 2.5(b) unless it has provided the Borrower with the forms required to be furnished by the Guarantor under Section 2.5(b).

           8.7 TRANSACTION EXPENSES. The Borrower hereby agrees, whether or not any of the transactions contemplated by this Agreement are consummated, and without limiting the generality of Section 7, to pay promptly on demand (a) all reasonable out-of-pocket costs and expenses incurred by the Guarantor and the Parent Guarantor or any of their permitted assignees or transferees, including all reasonable fees and expenses of Debevoise & Plimpton, special counsel to the Guarantor and the Parent Guarantor, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Security Agreement, the Loan Agreement, the Guaranty Agreement and the Parent Guarantee and the closing of the financing transactions herein contemplated and (ii) all future waivers, amendments, modifications, approvals or other agreements relating to any Transaction Document or the Purchase Agreement or the transactions contemplated hereby or thereby which are either (x) requested by the Borrower or
(y) required by Applicable Law or required to effectuate the intent of the Transaction Documents, PROVIDED that the Borrower shall have no liability for any costs or expenses incurred by the Guarantor, any Parent Guarantor, or any of its permitted assignee in connection with the transfer or assignment by the Guarantor, any Parent Guarantor, or the Lender (other than any transfer or assignment following the occurrence of an Event of Default by the Borrower hereunder or under the Loan Agreement) of any part of its interest in the Transaction Documents, and (b) all fees payable in connection with the recording or filing of UCC-1 financing statements.

           8.8 SURVIVAL OF AGREEMENTS AND WARRANTIES. All agreements, covenants, representations, warranties and indemnities contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Security Agreement, the Loan Agreement, the Purchase Agreement, the Guaranty Agreement and the Parent Guarantee and the making of any Loan.

           8.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement is being delivered in the State of New York and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to any principles of conflict of laws. The Borrower hereby irrevocably and unconditionally agrees that any suit, action or proceeding with respect to this Agreement or the Security Agreement, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach thereof, brought by the Guarantor against the Borrower or any of its property, may be brought by the Guarantor in any court of the State of New York or any Federal court sitting in the Borough of Manhattan, the City of New York, and by the execution and delivery of this Agreement, the Borrower irrevocably submits to the non-exclusive jurisdiction of each such court; and, without limitation of any other method of service permitted by law, agrees that process served either personally or by registered mail sent in accordance with Section
8.3 shall constitute adequate service of process in any such suit. Without limiting the foregoing, the Borrower hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of New York, CT Corporation System of 111 Eighth Avenue, 13th Floor, New York, New York 10011, to receive, for it and on its behalf, service of process in the State of New York with respect thereto (with a copy to Hawaiian Airlines, Inc., 3375 Koapaka Street, G-350, Honolulu, Hawaii 96819, Attn: Lyn F. Anzai, Vice President and General Counsel). In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or the Security Agreement, brought in any such courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of the Guarantor to serve any such writs, process or summonses, in such manner, and to obtain jurisdiction over the Borrower in such other jurisdictions, as may be permitted by Applicable Law.

           8.10 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           8.11 DISCLOSURE OF TERMS. The Borrower and the Guarantor understand that certain commercial and financial information contained in this Agreement and in the Security Agreement, the Loan Agreement, the Purchase Agreement and the Guaranty Agreement, including in Exhibits and Schedules thereto and any information provided to the Guarantor pursuant to any Transaction Document which has been marked "confidential," is considered by each of them as confidential. The Borrower and the Guarantor each agree that it will treat this Agreement, the Security Agreement, the Loan Agreement, the Purchase Agreement, the Guaranty Agreement and the Parent Guarantee as confidential and will not, without the prior written consent of the other, disclose, or cause to be disclosed, the terms hereof or thereof to any Person, except to its counsel and auditors, or except (A) as may be required by Applicable Law or pursuant to an order issued by any court or governmental agency or authority having jurisdiction over the Borrower or the Guarantor, as the case may be, or (B) as necessary by the Borrower to finance the acquisition of the Aircraft under the Purchase Agreement, or (C) as necessary to enable the Guarantor to make transfers, assignments or other dispositions to potential transferees, assignees or participants of or in the rights and obligations of the Guarantor in and to any portion of this Agreement; PROVIDED that in each case described in clause
(b) and (c), the Borrower and the Guarantor will each use its reasonable efforts (and its best efforts, in the case of the Purchase Agreement) to limit disclosure to such third persons on a need-to-know basis and to obtain the written agreement of each such third person to whom such terms are disclosed that such person shall not further disclose such terms, except as permitted by clauses (a), (b) and (c).

           Each of the Borrower and the Guarantor will also be entitled to disclose to lenders or potential lenders to themselves or their respective Affiliates, credit rating agencies and underwriters then engaged in the offering of securities of the Guarantor, the Borrower or their respective Affiliates, and their respective counsel, that (I) with respect to the Borrower, it has received financing commitments from the Lender guaranteed as to principal and interest by the Guarantor and (II) with respect to the Guarantor, it has received a security interest in assets of the Borrower securing the Borrower's obligations to the Guarantor under this Agreement; PROVIDED that (X) neither the Guarantor nor the Borrower will, without the prior written consent of the other, disclose any other details relating thereto, and (Y) each of the Guarantor and the Borrower will use its best efforts to limit any such disclosure to a need-to-know basis and to obtain the agreement of such Person to treat such information as confidential.

           8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same agreement.

           8.13 CONTINUING OBLIGATION. The obligations of the Borrower under this Agreement shall continue until the date upon which the Guaranty Agreement shall have been terminated and the Borrower shall have paid the Guarantor all amounts payable to the Guarantor hereunder.

           8.14 CERTAIN AGREEMENTS OF THE GUARANTOR. (a)Without the prior written consent of the Borrower, the Guarantor shall not amend, modify or waive any term of the Guaranty Agreement in such a way so as to increase the Borrower's obligations hereunder. The Guarantor agrees to give the Borrower a copy of any amendment, modification or waiver promptly after the execution thereof.

           (b) Nothing contained herein or in any other Transaction Document shall be deemed to waive any rights or remedies the Borrower may have against the Guarantor in its capacity as manufacturer of engines or be deemed to create any rights or indemnities in favor of the Guarantor in its capacity as manufacturer.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             HAWAIIAN AIRLINES, INC.


                                       By /s/
                                             ----------------------------------
                                       Title:


                                       By /s/
                                             ----------------------------------
                                       Title:


                                       ROLLS-ROYCE DEUTSCHLAND GmbH


                                       By /s/
                                             ----------------------------------
                                       Title:


                                       By /s/
                                             ----------------------------------
                                       Title:

===============================================================================


                         SECURED REIMBURSEMENT AGREEMENT

                                   dated as of

                                  May 26, 2000

                                     between

                             HAWAIIAN AIRLINES, INC.

                                       and

                          ROLLS-ROYCE DEUTSCHLAND GmbH


===============================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SECTION 1       DEFINITIONS AND INTERPRETATION.......................................................    2
      1.1       Definitions..........................................................................    2
      1.2       Interpretation.......................................................................    3
      1.3       Accounting and Financial Determinations..............................................    3

SECTION 2       REIMBURSEMENT........................................................................    3
      2.1       Reimbursement Obligation of the Borrower.............................................    3
      2.2       Interest.............................................................................    4
      2.3       Method and Place of Payment..........................................................    4
      2.4       Obligations Absolute.................................................................    4
      2.5       Withholdings.........................................................................    6
      2.6       Mitigation...........................................................................    8
      2.7       Facility Fee.........................................................................    8

SECTION 3       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE GUARANTOR.............................    8
      3.1       Conditions Precedent.................................................................    8
                (a)   Transaction Documents..........................................................    9
                (b)   Certificates as to Resolutions and Corporate Proceedings.......................    9
                (c)   Compliance with Representations, Warranties and Agreements, etc................    9
                (d)   Approvals......................................................................   10
                (e)   Government Action..............................................................   10
                (f)   Payments.......................................................................   10
                (g)   Opinion of the Borrower's Counsel..............................................   10
                (h)   Illegality.....................................................................   11
                (i)   Litigation.....................................................................   11
                (j)   Lien Searches..................................................................   11
                (k)   Financing Statements...........................................................   11

SECTION 4       REPRESENTATIONS AND WARRANTIES.......................................................   11
      4.1.      Representations and Warranties.......................................................   11

SECTION 5       COVENANTS............................................................................   12
      5.1       Covenants............................................................................   12
                (a)   Performance of Obligations.....................................................   12
                (b)   Compliance With Laws...........................................................   12
                (c)   Certificated Air Carrier.......................................................   12


                                       i

                                                                                                      Page
                                                                                                      ----
                (d)   Notice of Event of Default.....................................................   13
                (e)   Financial Statements and Other Reports.........................................   13
                (f)   Notices........................................................................   14
                (g)   Preservation of Corporate Existence............................................   15
                (h)   Merger and Consolidation.......................................................   15
                (i)   No Inconsistent Agreements.....................................................   16
                (j)   Use of Proceeds................................................................   16
                (k)   Amendments of Loan Agreement...................................................   16
                (l)   Consents, Waivers etc..........................................................   16
                (m)   No Additional Indemnities......................................................   17

SECTION 6       EVENTS OF DEFAULT....................................................................   17
      6.1       Events of Default....................................................................   17

SECTION 7       INDEMNIFICATION......................................................................   21
      7.1       General Indemnity....................................................................   21
      7.2       Effect of Other Indemnities..........................................................   23
      7.3       Survival of Indemnities..............................................................   24

SECTION 8       MISCELLANEOUS........................................................................   24
      8.1       Further Acts and Assurances..........................................................   24
      8.2       Waivers, Amendments..................................................................   24
      8.3       Notices, Communications and Information..............................................   24
      8.4       Severability.........................................................................   26
      8.5       Remedies Cumulative..................................................................   26
      8.6       Successors and Assigns...............................................................   26
      8.7       Transaction Expenses.................................................................   26
      8.8       Survival of Agreements and Warranties................................................   27
      8.9       Governing Law; Submission to Jurisdiction............................................   27
      8.10      WAIVER OF JURY TRIAL.................................................................   27
      8.11      Disclosure of Terms..................................................................   28
      8.12      Counterparts.........................................................................   29
      8.13      Continuing Obligation................................................................   29
      8.14      Certain Agreements of the Guarantor..................................................   29


                                      ii